Exhibit 4.1

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                          LONG BEACH SECURITIES CORP.,
                                    Depositor


                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer


                                       and


                            FIRST UNION NATIONAL BANK
                                     Trustee



                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                               Trust Administrator



                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2000



                  --------------------------------------------


                      Long Beach Mortgage Loan Trust 2000-1

                    Asset-Backed Certificates, Series 2000-1


--------------------------------------------------------------------------------



                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                                    DEFINITIONS

         Section 1.01.     Defined Terms..........................................................................3
         Section 1.02.     Accounting............................................................................43
         Section 1.03.     Allocation of Certain Interest Shortfalls.............................................43

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.     Conveyance of Mortgage Loans..........................................................45
         Section 2.02.     Acceptance of REMIC 1 by the Trustee..................................................47
         Section 2.03.     Repurchase or Substitution of Mortgage Loans by the Seller or
                           the Depositor; Payment of Prepayment Charges in the event of breach...................48
         Section 2.04.     Intentionally Omitted.................................................................52
         Section 2.05.     Representations, Warranties and Covenants of the Master Servicer......................52
         Section 2.06.     Representations and Warranties of the Depositor.......................................54
         Section 2.07.     Issuance of Certificates..............................................................55
         Section 2.08.     Conveyance of  REMIC Regular Interests and Acceptance of REMIC 1
                           by the Trustee; Issuance of Certificates..............................................56

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS

         Section 3.01.     Master Servicer to Act as Master Servicer.............................................57
         Section 3.02.     Sub-Servicing Agreements Between the Master Servicer and
                           Sub-Servicers.........................................................................58
         Section 3.03.     Successor Sub-Servicers...............................................................60
         Section 3.04.     Liability of the Master Servicer......................................................60
         Section 3.05.     No Contractual Relationship Between Sub-Servicers and
                           Trust Administrator, the  Trustee or Certificateholders...............................60
         Section 3.06.     Assumption or Termination of Sub-Servicing Agreements by Trust
                           Administrator.........................................................................60
         Section 3.07.     Collection of Certain Mortgage Loan Payments..........................................61
         Section 3.08.     Sub-Servicing Accounts................................................................62
         Section 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing
                           Accounts..............................................................................62


                                                         i




         Section 3.10.     Collection Account and Distribution Account...........................................63
         Section 3.11.     Withdrawals from the Collection Account and Distribution Account......................65
         Section 3.12.     Investment of Funds in the Collection Account and the Distribution
                           Account...............................................................................67
         Section 3.13.     [Reserved]............................................................................68
         Section 3.14.     Maintenance of Hazard Insurance and Errors and Omissions and
                           Fidelity Coverage.....................................................................69
         Section 3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.............................70
         Section 3.16.     Realization Upon Defaulted Mortgage Loans.............................................71
         Section 3.17.     Trustee and Trust Administrator to Cooperate; Release of
                           Mortgage Files........................................................................73
         Section 3.18.     Servicing Compensation................................................................74
         Section 3.19.     Reports to the Trust Administrator and the Trustee; Collection Account
                           Statements............................................................................75
         Section 3.20.     Statement as to Compliance............................................................75
         Section 3.21.     Independent Public Accountants' Servicing Report......................................76
         Section 3.22.     Access to Certain Documentation.......................................................76
         Section 3.23.     Title, Management and Disposition of REO Property.....................................77
         Section 3.24.     Obligations of the Master Servicer in Respect of Prepayment Interest
                           Shortfalls............................................................................80
         Section 3.25.     Obligations of the Master Servicer in Respect of Mortgage Rates
                           and Monthly Payments..................................................................80
         Section 3.26.     Reserve Fund..........................................................................80
         Section 3.27.     Advance Facility......................................................................82
         Section 3.28.     PMI Policy; Claims Under the PMI Policy...............................................82

                                                    ARTICLE IV

                                                   FLOW OF FUNDS

         Section 4.01.     Distributions.........................................................................84
         Section 4.02.     Reserved..............................................................................90
         Section 4.03.     Statements............................................................................90
         Section 4.04.     Remittance Reports; Advances..........................................................93
         Section 4.05.     Distributions on the REMIC Regular Interests..........................................95
         Section 4.06.     Allocation of Realized Losses.........................................................96
         Section 4.07.     Compliance with Withholding Requirements..............................................97
         Section 4.08.     Commission Reporting..................................................................98

                                                     ARTICLE V

                                                 THE CERTIFICATES

         Section 5.01.     The Certificates......................................................................99
         Section 5.02.     Registration of Transfer and Exchange of Certificates................................101
         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................104


                                                        ii




         Section 5.04.     Persons Deemed Owners................................................................105

                                                    ARTICLE VI

                                       THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01.     Liability of the Master Servicer and the Depositor...................................106
         Section 6.02.     Merger or Consolidation of the Depositor or the Master Servicer......................106
         Section 6.03.     Limitation on Liability of the Depositor, the Master Servicer and
                           Others...............................................................................106
         Section 6.04.     Limitation on Resignation of Master Servicer.........................................107
         Section 6.05.     Rights of the Depositor in Respect of the Master Servicer............................108

                                                    ARTICLE VII

                                                      DEFAULT

         Section 7.01.     Master Servicer Events of Default....................................................109
         Section 7.02.     Trust Administrator or Trustee to Act; Appointment of Successor......................111
         Section 7.03.     Notification to Certificateholders...................................................113
         Section 7.04.     Waiver of Master Servicer Events of Default..........................................113

                                                   ARTICLE VIII

                                      THE TRUSTEE AND THE TRUST ADMINISTRATOR

         Section 8.01.     Duties of Trustee and Trust Administrator............................................115
         Section 8.02.     Certain Matters Affecting the Trustee and the Trust Administrator....................116
         Section 8.03.     Neither Trustee nor Trust Administrator Liable for Certificates or
                           Mortgage Loans.......................................................................117
         Section 8.04.     Trustee and Trust Administrator May Own Certificates.................................118
         Section 8.05.     Trustee's and Trust Administrator's Fees and Expenses................................118
         Section 8.06.     Eligibility Requirements for Trustee and Trust Administrator.........................119
         Section 8.07.     Resignation or Removal of Trustee and the Trust Administrator........................119
         Section 8.08.     Successor Trustee....................................................................120
         Section 8.09.     Merger or Consolidation of Trustee or Trust Administrator............................121
         Section 8.10.     Appointment of Co-Trustee or Separate Trustee........................................121
         Section 8.11.     Appointment of Custodians............................................................122
         Section 8.12.     Appointment of Office or Agency......................................................123
         Section 8.13.     Representations and Warranties of the Trustee........................................123

                                                    ARTICLE IX

                                                    TERMINATION

         Section 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage Loans.....................124


                                                        iii




         Section 9.02.     Additional Termination Requirements..................................................126

                                                     ARTICLE X

                                                 REMIC PROVISIONS

         Section 10.01.    REMIC Administration.................................................................127
         Section 10.02.    Prohibited Transactions and Activities...............................................130
         Section 10.03.    Master Servicer, Trust Administrator and Trustee Indemnification.....................130

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         Section 11.01.    Amendment............................................................................132
         Section 11.02.    Recordation of Agreement; Counterparts...............................................133
         Section 11.03.    Limitation on Rights of Certificateholders...........................................133
         Section 11.04.    Governing Law; Jurisdiction..........................................................134
         Section 11.05.    Notices..............................................................................134
         Section 11.06.    Severability of Provisions...........................................................135
         Section 11.07.    Notice to the Rating Agencies........................................................135
         Section 11.08.    Article and Section References.......................................................136
         Section 11.09.    Third Party Rights...................................................................136
         Section 11.10.    Grant of Security Interest...........................................................136


EXHIBITS:

Exhibit A-1       Form of Class AF-1 Certificates
Exhibit A-2       Form of Class AF-2 Certificates
Exhibit A-3       Form of Class AF-3 Certificates
Exhibit A-4       Form of Class AF-4 Certificates
Exhibit A-5       Form of Class AV-1 Certificates
Exhibit A-6       Form of Class M-1 Certificates
Exhibit A-7       Form of Class M-2 Certificates
Exhibit A-8       Form of Class M-3 Certificates
Exhibit A-9       Form of Class C Certificates
Exhibit A-10      Form of Class P Certificates
Exhibit A-11      Form of Class R Certificates
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E-1       Request for Release
Exhibit E-2       Request for Release for Mortgage Loans paid in full
Exhibit F-1       Form of Trust Administrator's Initial Certification
Exhibit F-2       Form of Trust Administrator's Final Certification
Exhibit G         [Reserved]
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of ERISA Representation
Exhibit J         Form of Investment Letter
Exhibit K         Form of Class R Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate

Schedule I        Prepayment Charge Schedule
Schedule II       PMI Mortgage Loans

         This Pooling and Servicing Agreement is dated as of December 1, 2000 (the "Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer"), FIRST UNION NATIONAL BANK, as trustee (the "Trustee") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trust administrator (the "Trust Administrator").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eleven classes of certificates, designated as (i) the Class AF-1 Certificates, (ii) the Class AF-2 Certificates, (iii) the Class AF-3 Certificates, (iv) the Class AF-4 Certificates, (v) the Class AV-1 Certificates, (vi) the Class M-1 Certificates,
(vii) the Class M-2 Certificates, (viii) the Class M-3 Certificates, (ix) the Class P Certificates, (x) the Class C Certificates and (xi) the Class R Certificates.

                                     REMIC 1

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


                         Uncertificated REMIC 1         Initial Uncertificated                 Assumed Final
    Designation             Pass-Through Rate              Principal Balance                 Maturity Date(1)
    -----------     -------------------------------- -----------------------------           ----------------
       LT1A                   Variable(2)                     $980,000,484.82                January 25, 2031
       LT1B                   Variable(2)                         $168,100.00                January 25, 2031
       LT1C                   Variable(2)                         $183,880.00                January 25, 2031
       LT1D                   Variable(2)                         $224,720.00                January 25, 2031
       LT1E                   Variable(2)                          $73,000.00                January 25, 2031
       LT1F                   Variable(2)                       $8,250,300.00                January 25, 2031
       LT1G                   Variable(2)                         $375,000.00                January 25, 2031
       LT1H                   Variable(2)                         $350,000.00                January 25, 2031
       LT1I                   Variable(2)                         $175,000.00                January 25, 2031
       LT1J                   Variable(2)                      $10,200,009.89                January 25, 2031
       LT1P                   Variable(2)                             $100.00                January 25, 2031

-------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

         As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-1 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder:


                                      Original Class
                                  Certificate Principal              Pass-Through                 Assumed Final
      Class Designation                  Balance                         Rate                    Maturity Date(1)
      -----------------                  -------                         ----                    ----------------
Class AF-1...................              $16,810,000.00               7.224%                   January 25, 2031
Class AF-2...................              $18,388,000.00               6.907%                   January 25, 2031
Class AF-3...................              $22,472,000.00               7.434%                   January 25, 2031
Class AF-4...................               $7,300,000.00               7.216%                   January 25, 2031
Class AV-1...................             $825,030,000.00             Variable(2)                January 25, 2031
Class M-1....................              $37,500,000.00             Variable(2)                January 25, 2031
Class M-2....................              $35,000,000.00             Variable(2)                January 25, 2031
Class M-3....................              $17,500,000.00             Variable(2)                January 25, 2031
Class C......................              $20,000,494.71(3)          Variable(2)                January 25, 2031
Class P......................                     $100.00               N/A(4)                   January 25, 2031

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. The Class C Certificates will not accrue interest on their Class Certificate Principal Balance.
(4)  The Class P Certificates will not accrue interest.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.     Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class AV-1 Certificates and the Mezzanine Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Class R Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act":  The Securities Act of 1933, as amended.

         "Account":  Either of the Collection Account and Distribution Account.

         "Accrual Period": With respect to the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates and the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class AV-1 Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date.

         "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Group I Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the PMI Insurer Fee Rate, if applicable.

         "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the PMI Insurer Fee Rate, if applicable.

         "Adjustment Date": With respect to each Group II Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Group II Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

         "Advancing Person":  As defined in Section 3.27 hereof.

         "Adverse REMIC Event": As defined in Section 10.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on any Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Balloon Mortgage Loan": A Mortgage Loan that provides for a Balloon Payment.

         "Balloon Payment": With respect to any Balloon Mortgage Loan, the payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for both Loan Groups for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Maryland, the State of California, the State of Minnesota, the Commonwealth of Pennsylvania or in the city in which the Corporate Trust Office of the Trust Administrator or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Certificate":  Any Regular Certificate or Class R Certificate.

         "Certificate Group": Either the Group I Certificates or the Group II Certificates.

         "Certificate Group I":  The Group I Certificates.

         "Certificate Group II":  The Group II Certificates.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee, the Trust Administrator and the NIMs Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee, the Trust Administrator and the NIMs Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Margin": With respect to the Class AV-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.260% per annum and (B) after the Optional Termination Date, 0.520% per annum. With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.660% per annum and (B) after the Optional Termination Date, 0.990% per annum. With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.100% per annum and (B) after the Optional Termination Date, 1.650% per annum. With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.950% per annum and (B) after the Optional Termination Date, 2.925% per annum.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

         "Certificate Register": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Certificate": Any one of the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates or the Class AV-1 Certificates.

         "Class AF-1 Certificate": Any one of the Class AF-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class AF-2 Certificate": Any one of the Class AF-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class AF-3 Certificate": Any one of the Class AF-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class AF-4 Certificate": Any one of the Class A-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class AV-1 Certificate": Any one of the Class AV-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class A Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 92.50% and (ii) the aggregate Stated Principal

Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

         "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

         "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

         "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

         "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

         "Closing Date":  December 15, 2000.

         "Code":  The Internal Revenue Code of 1986.

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "First Union National Bank, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2000-LB1, Asset-Backed Certificates, Series 2000-LB1," which must be an Eligible Account.

         "Commission":  The Securities and Exchange Commission.

         "Compensating Interest":  As defined in Section 3.24.

         "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee and, with respect to the Trustee, at the date of the execution of this instrument is located at 401 South Tryon Street, NC1179, 12th Floor, Charlotte, North Carolina 28288-1179, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trust Administrator.

         "Corresponding Certificate": With respect to REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1P, the Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AV-1 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class P Certificates, respectively.

         "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Custodial Agreement": An agreement that may be entered into or an agreement assigned to the Trustee with respect to the Mortgage Loans.

         "Custodian": A custodian, which shall not be the Depositor, the Master Servicer, the Seller or any affiliate of any of them, appointed pursuant to a Custodial Agreement.

         "Cut-off Date": With respect to each Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) December 1, 2000. Notwithstanding that certain Original Mortgage Loans were originated up to and including December 5, 2000, for purposes of all calculations herein, the Cut-off Date Principal Balance of such Mortgage Loan shall be the initial Principal Balance.

         "Cut-off Date Aggregate Principal Balance": With respect to each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates":  As defined in Section 5.01(b) hereof.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

         "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

         "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee or the Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) shall not be considered to Directly Operate an REO Property solely because the Trustee or Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code,
(iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Bankers

Trust Company of California, N.A., as Trust Administrator for First Union National Bank, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1" and which must be an Eligible Account.

         "Distribution Date": The 21st day of any calendar month, or if such 21st day is not a Business Day, the Business Day immediately following such 21st day, commencing in January 2001.

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch or A-1+ by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trust Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the aggregate Principal Remittance Amount for both Loan Groups is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator, from the Trust Fund pursuant to
Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution

Account in respect of any REMIC pursuant to Section 10.01(c) or (g), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee or the Trust Administrator for the recording of the assignments of mortgage pursuant to Section 2.01.

         "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section
4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         "Fannie Mae": Federal National Mortgage Association or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section
2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch, Inc., or its successor in interest.

         "Formula Rate": For any Distribution Date and the Class AV-1 Certificates and the Mezzanine Certificates, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Group II Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Group I Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments on the Group I Mortgage Loans received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group I Mortgage Loans during the related Prepayment Period,
(c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group I Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group I Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date with respect to the Group I Mortgage Loans, (f) the aggregate of any related advances made by the Trust Administrator for such Distribution Date with respect to the Group I Mortgage Loans pursuant to Section 7.02(b) and (g) the amount of any Prepayment Charges collected by the Master Servicer on the Group I Mortgage Loans in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to
Section 3.11 or Section 3.12 in respect of the Group I Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group I Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount, (d) Stayed Funds, (e) the PMI Insurer Fee payable from the Distribution Account, (f) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section
8.05 and (h) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

         "Group I Basic Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the Basic Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group I Certificates": The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates.

         "Group I Class A Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group I Extra Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the Extra Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group I Interest Remittance Amount": With respect to any Distribution Date and Certificate Group I, that portion of the Group I Available Funds for such Distribution Date attributable to interest received or advanced on the related Mortgage Loans.

         "Group I Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

         "Group I Principal Distribution Amount": With respect to any Distribution Date and the Group I Certificates, the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

         "Group II Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments on the Group II Mortgage Loans received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group II Mortgage Loans during the related Prepayment Period,
(c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group II Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group II Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date with respect to the Group II Mortgage Loans, (f) the aggregate of any related advances made by the Trust Administrator for such Distribution Date with respect to the Group II Mortgage Loans pursuant to Section 7.02(b) and (g) the amount of any Prepayment Charges collected by the Master Servicer on the Group II Mortgage Loans in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 or
Section 3.12 in respect of the Group II Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group II Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount, (d) Stayed Funds, (e) the PMI Insurer Fee payable from the Distribution Account, (g) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (h) amounts reimbursable to the Trust Administrator for an advance made pursuant to
Section 7.02(b) which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

         "Group II Basic Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the Basic Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group II Certificates":  The Class AV-1 Certificates.

         "Group II Class A Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group II Extra Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the Extra Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         "Group II Interest Remittance Amount": With respect to any Distribution Date and Certificate Group II, that portion of the Group II Available Funds for such Distribution Date attributable to interest received or advanced on the related Mortgage Loans.

         "Group II Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

         "Group II Principal Distribution Amount": With respect to any Distribution Date and the Group II Certificates, the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

         "Indenture": The indenture relating to the issuance of the NIM Notes, dated December 15, 2000, among Long Beach NIM Trust 2000-3 as issuer, the Trustee as indenture trustee and the Trust Administrator as indenture trustee administrator.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Group II Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan (including any related PMI Policy), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Determination Date": With respect to the Class AV-1 Certificates and the Mezzanine Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LIBOR": With respect to each Accrual Period, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trust Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 9.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.23 or Section 9.01.

         "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

         "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

         "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

         "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

         "Lockout Certificate Percentage": With respect to the Class AF-4 Certificates and each Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date and the denominator of which is (y) the aggregate Certificate Principal Balances of the Class A Certificates in Certificate Group I immediately prior to such Distribution Date.

         "Lockout Distribution Percentage": With respect to the Class AF-4 Certificates and each Distribution Date, the indicated percentage of the Lockout Certificate Percentage for such Distribution Date:

                                                     PERCENTAGE OF LOCKOUT
DISTRIBUTION DATE                                   CERTIFICATE PERCENTAGE
-----------------                                   ----------------------
January 2001 to December 2002                                        0%
January 2003 to December 2004                                       20%
January 2005 to December 2005                                       80%
January 2006 to December 2006                                      100%
January 2007 and thereafter                                        300%

         Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates in Certificate Group I (other than the Class AF-4 Certificates) have been reduced to zero the Lockout Distribution Percentage will be equal to 100%.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1J,

        o with the rate on REMIC 1 Regular Interest LT1B subject to a cap equal to 7.224% per annum,

        o with the rate on REMIC 1 Regular Interest LT1C subject to a cap equal to 6.907% per annum,

         o with the rate on REMIC 1 Regular Interest LT1D subject to a cap equal to (a) on or prior to the Optional Termination Date, the lesser of (x) 7.434% per annum and (y) the Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 7.934% per annum and (y) the Net WAC Rate,

         o with the rate on REMIC 1 Regular Interest LT1E subject to a cap equal to the lesser of (i) 7.216% per annum and (ii) the related Net WAC Rate for the purpose of this calculation,

         o with the rate on REMIC 1 Regular Interest LT1F subject to a cap equal to the lesser of (i) the related Formula Rate and
                  (ii) the Net WAC Rate for the purpose of this calculation,

         o with the rate on REMIC 1 Regular Interest LT1G subject to a cap equal to the lesser of (i) the related Formula Rate and
                  (ii) the Net WAC Rate for the purpose of this calculation,

         o with the rate on REMIC 1 Regular Interest LT1H subject to a cap equal to the lesser of (i) the related Formula Rate and
                  (ii) the Net WAC Rate for the purpose of this calculation,

         o with the rate on REMIC 1 Regular Interest LT1I subject to a cap equal to the lesser of (i) the related Formula Rate and
                  (ii) the Net WAC Rate for the purpose of this calculation and

         o with the rate on REMIC 1 Regular Interest LT1J subject to a cap of zero for the purpose of this calculation.

         "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

         "Master Servicer Event of Default": One or more of the events described in Section 7.01.

         "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth Section 2.03(c).

         "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day prior to the Distribution Date.

         "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds [6.125]%.

         "Maximum Cap Rate": For any Distribution Date and the Class AV-1 Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in both Loan Groups, weighted on the basis of the Stated Principal Balances thereof as of the Due Date preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Maximum LT1J Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1J for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1J minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) (I) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1B with the rate on REMIC 1 Regular Interest LT1B subject to a cap equal to 7.224% per annum for the purpose of this calculation, (II) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1C with the rate on REMIC 1

Regular Interest LT1C subject to a cap equal to 6.907% per annum for the purpose of this calculation, (III) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1D with the rate on REMIC 1 Regular Interest LT1D subject to a cap equal to (a) on or prior to the Optional Termination Date, the lesser of (x) 7.434% per annum and (y) the Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 7.934% per annum and (y) the Net WAC Rate, (IV) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1E with the rate on REMIC 1 Regular Interest LT1E subject to a cap equal to the lesser of (i) 7.216% per annum and (ii) the related Net WAC Rate for the purpose of this calculation, (V) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1F with the rate on REMIC 1 Regular Interest LT1F subject to a cap equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate for the purpose of this calculation, (VI) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1G with the rate on REMIC 1 Regular Interest LT1G subject to a cap equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate for the purpose of this calculation, (VII) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1H with the rate on REMIC 1 Regular Interest LT1H subject to a cap equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate for the purpose of this calculation and (VIII) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1I with the rate on REMIC 1 Regular Interest LT1I subject to a cap equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate for the purpose of this calculation for such Distribution Date.

         "Maximum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

         "Minimum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Interest Distributable Amount": With respect to the Class A Certificates, Mezzanine Certificates, Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class (allocated to such Certificate in accordance with Section 1.03).

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trust Administrator pursuant to Section 2.01 or
Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

                    (i) the Mortgagor's name and the Master Servicer's Mortgage Loan identifying number;

                    (ii) the street address of the Mortgaged Property including the state and zip code;

                    (iii) a code indicating whether the Mortgaged Property is
                         owner-occupied;

                    (iv) the type of Residential Dwelling constituting the
                         Mortgaged Property;

                    (v)  the original months to maturity;

                    (vi) the Loan-to-Value Ratio at origination;

                   (vii) the Mortgage Rate in effect immediately following the
                         Cut-off Date;

                  (viii) the date on which the first Monthly Payment was due on the Mortgage Loan;

                   (ix) the stated maturity date;

                    (x) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date;

                    (xi) the last Due Date on which a Monthly Payment was
                         actually applied to the unpaid Stated Principal
                         Balance;

                   (xii) the original principal amount of the Mortgage Loan;

                  (xiii) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

                   (xiv) with respect to each Group II Mortgage Loan: the Gross
                         Margin, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Periodic Rate Cap, the maximum first Adjustment Date Mortgage Rate adjustment and the first Adjustment Date immediately following the Cut-off Date;

                    (xv) a code indicating the purpose of the Mortgage Loan
                         (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                   (xvi) the Mortgage Rate at origination;

                  (xvii) a code indicating the documentation program;

                 (xviii) the risk grade;

                   (xix) the Value of the Mortgaged Property;

                    (xx) the sale price of the Mortgaged Property, if
                         applicable; and

                   (xxi) whether such Mortgage Loan is covered under the PMI
                         Policy.

         The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Group I Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Group II Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

         "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Group I Available Funds plus Group II Available Funds for such Distribution Date over (y) the sum for such Distribution Date of
(A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate": With respect to each Distribution Date and the Class AF-3 Certificates, the Class AF-4 Certificates and the REMIC 1 Regular Interests, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans in both Loan Groups, weighted on the basis of the Stated Principal Balances thereof as of the Determination Date preceding the month of such Distribution Date. With respect to each Distribution Date and the Class AV-1 Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans in both Loan Groups, weighted on the basis of the Stated Principal Balances thereof as of the Determination Date preceding the month of such Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Net WAC Rate Carryover Amount": With respect to the Class AV-1 Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest payable to such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest payable on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "NIM Notes":  The notes issued pursuant to the Indenture.

         "NIMs Insurer": Radian Insurance Inc. or any successor thereto that is guaranteeing certain payments under notes issued by a trust, the principal assets of which include percentage interests of the Class C Certificates and the Class P Certificates.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class C Certificates, the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, or reasonably acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Terminator may elect to terminate the Trust Fund pursuant to Section 9.01.

         "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

         "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Original Mortgage Loans as of the Closing Date is equal to $1,000,000,594.71.

         "Original Notional Amount": With respect to the Class C Certificates, $1,000,000,594.71.

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Floor": $5,000,000.

         "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the aggregate Principal Remittance Amount for both Loan Groups for such Distribution Date and (y) the Excess Overcollateralized Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, $20,000,000, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.00% of the aggregate Stated Principal Balance of the Mortgage Loans, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, the Overcollateralization Target Amount shall never exceed the initial Overcollateralization Target Amount.

         "Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the Pool Balance on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) as of the related Determination Date exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":  As to any Distribution Date and with respect to:

         (i)      the Class AF-1 Certificates, 7.224% per annum;

         (ii)     the Class AF-2 Certificates, 6.907% per annum;

         (iii) the Class AF-3 Certificates, (a) on or prior to the Optional Termination Date, the lesser of (x) 7.434% per annum and (y) the Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 7.934% per annum and (y) the Net WAC Rate;

         (iv) the Class AF-4 Certificates, the lesser of (x) 7.216% per annum and (y) the Net WAC Rate; and

         (v) the Class AV-1 Certificates and the Mezzanine Certificates, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

         (vi) With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through
                  (K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I, REMIC 1 Regular Interest LT1J and REMIC 1 Regular Interest LT1P. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A;

                  (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B;

                  (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1C minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1C;

                  (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1D minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1D;

                  (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1E minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1E;

                  (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1F;

                  (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1G minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1G;

                  (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1H minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1H;

                  (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1I minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1I;

                  (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1J minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1J; and

                  (K)     100% of the interest on REMIC 1 Regular Interest LT1P.

         "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

         "Periodic Rate Cap": With respect to each Group II Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMs Insurer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the NIMs Insurer, the Trustee or the Trust Administrator serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Trust Administrator or either of their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Fitch and the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, rated A-1+ or higher by S&P and rated A2 or higher by Moody's;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by Fitch (if rated by Fitch), "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

         "PMI Insurer": Mortgage Guaranty Insurance Corporation, a monoline private insurance company organized and created under the laws of the State of Wisconsin, or its successors in interest.

         "PMI Insurer Fee": The amount payable to the PMI Insurer on each Distribution Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

         "PMI Insurer Fee Rate": 1.06% per annum.

         "PMI Mortgage Loans": The list of Mortgage Loans insured by the PMI Insurer attached hereto as Schedule 1.

         "PMI Policy": The Primary Mortgage Insurance Policy No. 32-110-4-1089 with respect to the PMI Mortgage Loans and all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

         "Pool Balance": As of any date of determination, the aggregate principal balance of the Mortgage Loans as of such date.

         "Prepayment Assumption":  As defined in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

         (i)      the Mortgage Loan identifying number;

         (ii)     a code indicating the type of Prepayment Charge;

         (iii)    the state of origination of the related Mortgage Loan;

         (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

         (v)      the term of the related Prepayment Charge; and

         (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

         "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, MINUS all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to each Loan Group and any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that was due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related

Substitution Adjustments deposited in the Collection Account during such Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, that portion of the Termination Price received in respect of principal.

         "Prospectus Supplement": That certain Prospectus Supplement dated December 12, 2000 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMs Insurer, the Master Servicer, the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation.

         Notwithstanding the foregoing, if in excess of $15,000,008.92 in aggregate principal balance of Mortgage Loans have previously been repurchased or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a Purchase Price paid in connection with Section 9.01).

         "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage

Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan,
(iii) if the Qualified Substitute Mortgage Loan is a Group II Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is a Group II Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is a Group II Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is a Group II Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting criteria and guidelines as the Deleted Mortgage Loan,
(xii) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy and (xiii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause
(x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         Notwithstanding the foregoing, if in excess of $15,000,008.92 in aggregate principal balance of Mortgage Loans have previously been repurchased or substituted for, then in addition to clauses (i) through (xiii) above, each Qualified Substitute Mortgage Loan shall also have a Prepayment Charge provision at least as favorable to the Holders of the Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.

         "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and Master Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

         "Record Date": With respect to (i) the Group I Certificates, the Class P Certificates, the Class C Certificates, the Class R Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Group II Certificates and the Mezzanine Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Group II Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trust Administrator; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trust Administrator which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund.

         "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A minus the Marker Rate, divided by (b) 12.

         "REMIC 1 Overcollateralization Target Amount": 1% of the
Overcollateralization Target Amount.

         "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H and REMIC 1 Regular Interest LT1I in each case as of such date of determination.

         "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H and REMIC 1 Regular Interest I-LT1I and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1J.

         "REMIC 1 Regular Interest LT1A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1C": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC

1. REMIC 1 Regular Interest LT1C shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1D": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1D shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1E": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1E shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1F": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1F shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1G": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1G shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1H": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1H shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1I": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1I shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1J": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1J shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1 Regular Interest LT1P.

         "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I, REMIC 1 Regular Interest LT1J and REMIC 1 Regular Interest LT1P.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interests": The REMIC 1 Regular Interests.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.04.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or E-2 attached hereto.

         "Reserve Fund": The reserve fund established and maintained pursuant to
Section 3.26.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificate":  The Class R Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the

President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         "Seller": Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate":  0.50% per annum.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trust Administrator, the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Startup Day": As defined in Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

         "Stepdown Date":  The Distribution Date in January 2004.

         "Sub-Servicer": Any Person with which either Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between either Master Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Substitution Shortfall Amount":  As defined in Section 2.03(d) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price":  As defined in Section 10.01(a) hereof.

         "Terminator":  As defined in Section 9.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 65% of the Credit Enhancement Percentage.

         "Trust": Long Beach Mortgage Loan Trust 2000-1, the trust created hereunder.

         "Trust Administrator": Bankers Trust Company of California, N.A., a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1 and REMIC 2 and the Reserve Fund.

         "Trustee": First Union National Bank, a national banking association, or its successor in interest, or any successor trust administrator appointed as herein provided.

         "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution
Date).

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each REMIC Regular Interest the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1I shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

         "Uncertificated REMIC 1 Pass-Through Rate": For any Distribution Date, the related Net WAC Rate for such Distribution Date.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights.
The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         Section 1.02.     Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

         Section 1.03.     Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1J up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1J PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.     Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Original Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor's rights under Section 17 thereof), and all other assets included or to be included in REMIC 1. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Original Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off
Date). The Depositor herewith delivers to the Trust Administrator, on behalf of the Trustee, an executed copy of the Mortgage Loan Purchase Agreement and the PMI Policy.

         If the assignment and transfer of the Original Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Original Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trust Administrator, as custodian for the Trustee (in which capacity the Trust Administrator will, unless otherwise specified, be acting under this Article II), the following documents or instruments with respect to each Original Mortgage Loan so transferred and assigned (each, a "Mortgage File"):

                  (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of First Union National Bank, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

                  (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (c)      an original Assignment in blank;

                  (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                  (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

         The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee, the Trust Administrator or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form:
"First Union National Bank, as Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee, the Trust Administrator, the NIMs Insurer and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Trust Administrator, the NIMs Insurer and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund, the Trustee or the Trust Administrator, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense.

         If any of the documents referred to in Sections 2.01(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator, promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(f) above, the Depositor shall deliver or cause to be delivered to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator, promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator, are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator, or to the appropriate Custodian on behalf of the Trust Administrator. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

         Section 2.02.     Acceptance of REMIC 1 by the Trustee.

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trust Administrator, on behalf of the Trustee, acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(e)) above and all other assets included in the definition of "REMIC 1" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trust Administrator agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage File on or before the Closing Date and to certify to the Trustee, the NIMs Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Original Mortgage Loan listed in the Mortgage Loan Schedule (other than any Original Mortgage Loan paid in full or any Original Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Trust Administrator or Custodian, as applicable, and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Original Mortgage Loan and
(iii) based on its or the Trust Administrator's or Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii) (xiv) (to the extent of the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment) and (xvi) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trust Administrator or such Custodian, as applicable, was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

         Prior to the first anniversary date of this Agreement, the Trust Administrator shall deliver to the Depositor, the Master Servicer, the NIM Insurer and the Trustee a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trust Administrator or any Custodian, as applicable, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trust Administrator (or a Custodian on behalf of the Trust Administrator) shall so notify the Depositor, the Seller, the NIMs Insurer, the Master Servicer and the Trustee. In addition, upon the discovery by the Depositor, the Master Servicer, the NIMs Insurer, the Trust Administrator or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Original Mortgage Loan or the interests of the related Certificateholders in such Original Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         Section 2.03. Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor; Payment of Prepayment Charges in the Event of Breach.

         (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trust Administrator (or a Custodian on behalf of the Trust Administrator) shall promptly notify the Depositor, the Seller, the NIMs Insurer, the Master Servicer and the Trustee of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trust Administrator) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders.

         (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.06 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

         (c) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05(a)(vii) or
(viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in Section 2.05(a)(vii) is breached, the Master Servicer shall pay into the Collection Account the amount of the


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



scheduled Prepayment Charge, less any amount previously collected and paid by the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.05(a)(viii) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.

         (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1.

         As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trust Administrator, on behalf of the Trustee (or a Custodian on behalf of the Trust Administrator), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trust Administrator (or a Custodian on behalf of the Trust Administrator) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor, the Master Servicer, the NIMs Insurer and the Trustee, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trust Administrator shall deliver to the Depositor, the Seller, the NIMs Insurer, the Master Servicer and the Trustee a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 1 and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give or cause to be given written notice to the NIMs Insurer and the Certificateholders that such substitution has taken place, shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer, the Trust Administrator and the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the

Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trust Administrator, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the NIMs Insurer, the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of REMIC 1, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (e) Upon discovery by the Depositor, the Seller, the Master Servicer, the NIMs Insurer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Depositor shall cause the Seller to repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee and the Trust Administrator shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         Section 2.04.     Intentionally Omitted.

         Section 2.05. Representations, Warranties and Covenants of the Master Servicer.

         (a) The Master Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trust Administrator, the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states


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



where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The information set forth in the Prepayment Charge
Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof); and

                  (viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

         (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trust Administrator or to a Custodian, as the case may be, and shall inure to the benefit of the Trust Administrator, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the NIMs Insurer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (vii) or (viii) above, to pay a Master Servicer Prepayment Charge Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this
Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or pursuant to Section 7.01 hereof.

         Section 2.06.     Representations and Warranties of the Depositor.



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



         The Depositor hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trust Administrator, the Trustee and the Certificateholders and to the Master Servicer that as of the Closing Date or as of such date specifically provided herein:

                  (i) Each of this agreement and the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such


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



conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws,
(b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement.

         Section 2.07.     Issuance of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Trust Administrator) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

         Section 2.08. Conveyance of REMIC Regular Interests and Acceptance of REMIC 1 by the Trustee; Issuance of Certificates.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the Holders of the Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates. The interests evidenced by the Class R-2 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 2.

         (b) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator, on behalf of the Trustee, has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-2 Interest) the entire beneficial ownership interest in REMIC 2.

         (c) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01,
Section 2.02 and Section 2.08(a) and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.08(b), the Trust Administrator, on behalf of the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest.




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



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         Section 3.01.     Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Trust Administrator and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee and the Trust Administrator when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders, the Trustee and the Trust Administrator, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard


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



hazard insurance policy. Subject to Section 3.17, the Trust Administrator, on behalf of the Trustee, shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trust Administrator, on behalf of the Trustee, hereby grants to the Master Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trust Administrator, on behalf of the Trustee and the Certificateholders. The Trust Administrator, on behalf of the Trustee, shall execute a separate power of attorney in favor of the Master Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. Neither the Trustee nor the Trust Administrator shall be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability, in each case of the kind that would be reimbursable under Section 8.05, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any of REMIC 1 or REMIC 2 to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.



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         Section 3.02.     Sub-Servicing Agreements Between the Master Servicer
                           and Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates or the NIM Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the NIMs Insurer and the Trust Administrator and that the NIMs Insurer shall have consented to such Sub-Servicing Agreement, which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. The Trust Administrator and the Trustee are hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub- Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the NIMs Insurer, the Trustee and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing


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Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage
Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trust Administrator, in accordance with the foregoing provisions of this paragraph.

         Section 3.03.     Successor Sub-Servicers.

         The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub- Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trust Administrator or the Trustee (if the Trust Administrator is acting as Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trust Administrator, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

         Section 3.04.     Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.


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         Section 3.05.     No Contractual Relationship Between Sub-Servicers and
                           Trust Administrator, the  Trustee or
                           Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trust Administrator, the Trustee, the NIMs Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub- Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06. Assumption or Termination of Sub-Servicing Agreements by Trust Administrator.

         In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trust Administrator or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trust Administrator or the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trust Administrator, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its expense shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 3.07.     Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii)


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extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided further that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

         Section 3.08.     Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         Section 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts.
The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business


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Day after the Master Servicer's receipt thereof, all collections from the
Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

         Section 3.10.     Collection Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                    (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;



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                    (ii) all payments on account of interest (net of the related
                    Servicing Fee) on each Mortgage Loan;

                    (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                    (iv) any amounts required to be deposited pursuant to
                    Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                    (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                    (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

                    (vii) all Substitution Shortfall Amounts;

                    (viii) all Prepayment Charges collected by the Master Servicer; and

                    (ix) without duplication, all payments of claims received by the Master Servicer under the PMI Policy.

         For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date, (i) that portion of the Group I Available Funds and the Group II Available Funds (calculated without regard to the references in the definitions thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule


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collected by the Master Servicer in connection with the voluntary Principal
Prepayment in full of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the NIMs Insurer, the Trustee, the Trust Administrator and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the NIMs Insurer, the Master Servicer, the Depositor and the Trustee of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee and the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection
(d). In the event the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw, and the Trust Administrator shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Distribution Account:

                    (i) any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee by an Advancing Person;

                    (ii) any amounts required to be deposited pursuant to
                    Section 3.23(d) or (f) in connection with any REO Property;

                    (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;



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                    (iv) any amounts required to be deposited pursuant to
                    Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                    (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

         (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

         Section 3.11. Withdrawals from the Collection Account and Distribution Account.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account, for any of the following purposes or as described in
Section 4.04, without priority:

                    (i) to remit to the Trust Administrator as agent for the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                    (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.04;

                    (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

                    (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                    (v) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                    (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;



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                    (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                    (viii) to reimburse the NIMs Insurer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                    (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                    (x) to clear and terminate the Collection Account pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above.
The Master Servicer shall provide written notification to the NIMs Insurer, the Trustee and the Trust Administrator, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

         (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                    (i) to make distributions to Certificateholders in accordance with Section 4.01;

                    (ii) to pay to itself and the Trustee amounts to which it is entitled pursuant to Section 8.05 or to pay Extraordinary Trust Fund Expenses;

                    (iii) to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

                    (iv) to reimburse itself or the Trustee pursuant to Section
                    7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

                    (v) to pay any amounts in respect of taxes pursuant to
                    Section 10.01(g)(iv);

                    (vi) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);



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                    (vii) to pay to an Advancing Person reimbursements for
                    Advances and/or Servicing Advances pursuant to Section 3.27;

                    (viii) to clear and terminate the Distribution Account pursuant to Section 9.01; and

                    (ix) to pay the PMI Insurer the PMI Insurer Fee based on information received from the Master Servicer.

         Section 3.12. Investment of Funds in the Collection Account and the Distribution Account.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an "Investment Account"), and the Trust Administrator, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such), as agent for the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable or withdrawal by the Trust Administrator in accordance with Section


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3.11. The Master Servicer shall deposit in the Collection Account or any REO
Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator shall be for the benefit of the Trust Administrator and shall be subject to its withdrawal at any time. The Trust Administrator shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.13.     [Reserved].

         Section 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid


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principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Administrator and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trust Administrator and the Trustee (upon the such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

         Section 3.15. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.



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         The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of any assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the NIMs Insurer, the Trustee, the Trust Administrator and any respective Custodian that any such substitution, modification or assumption agreement has been completed by forwarding to the Trust Administrator or to such Custodian, as the case may be (with a copy to the Trustee and the NIMs Insurer), the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.16.     Realization Upon Defaulted Mortgage Loans.


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



         (a) The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loan rather than converting the ownership of the related properties if such sale would maximize the timely and complete recovery of principal and interest on the related Mortgage Note in accordance with the servicing standard set forth in Section 3.01) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that such Mortgaged Property contains such wastes or substances or is


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within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMs Insurer.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

         (c) The Master Servicer may at its option purchase from REMIC 1 any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trust Administrator and the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee shall execute and the Trust Administrator shall deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to
Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of


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principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         Section 3.17. Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trust Administrator and the Trustee and any related Custodian by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trust Administrator or such Custodian, as the case may be, shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trust Administrator and any related Custodian shall, upon request of the Master Servicer and delivery to the Trust Administrator or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee or the Trust Administrator, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trust Administrator or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trust Administrator or such Custodian to the Master Servicer or its designee.



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         (c) Upon written certification of a Servicing Officer, the Trust
Administrator shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer to execute such documents on its behalf, provided that the Trust Administrator shall be obligated to execute the documents identified above if necessary to enable the Master Servicer to perform its duties hereunder. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required.

         Section 3.18.     Servicing Compensation.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.19. Reports to the Trust Administrator and the Trustee; Collection Account Statements.



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         Not later than fifteen days after each Distribution Date, the Master
Servicer shall forward to the NIMs Insurer, the Trust Administrator, the Trustee and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator.

         Section 3.20.     Statement as to Compliance.

         The Master Servicer shall deliver to the NIMs Insurer, the Trust Administrator, the Trustee, the Depositor and each Rating Agency on or before April 15 of each calendar year commencing in 2001, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trust Administrator.

         Section 3.21.     Independent Public Accountants' Servicing Report.

         Not later than April 15 of each calendar year commencing in 2001, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such


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report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the NIMs Insurer, the Trust Administrator, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trust Administrator. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trust Administrator in writing to so agree; it being understood and agreed that the Trust Administrator will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trust Administrator has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.22.     Access to Certain Documentation.

         The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the NIMs Insurer, the Trust Administrator, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         Section 3.23.     Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1 (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the NIMs Insurer, the Trust Administrator, the Trustee and the Depositor an Opinion of Counsel, addressed to the NIMs Insurer, the Trust Administrator, the Trustee and the Depositor, to the effect that the holding by REMIC 1 of such REO Property subsequent to three years after its acquisition will not result in the imposition on REMIC 1 or REMIC 2 of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of REMIC 1 or REMIC 2 to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC 1 or REMIC 2 of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B)


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of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer may allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                    (i) all insurance premiums due and payable in respect of such REO Property;

                    (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                    (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO
Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

         Notwithstanding the foregoing, none of the Master Servicer, the Trust Administrator or the Trustee shall:

                    (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;


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                    (ii) authorize any amount to be received or accrued under
                    any New Lease other than amounts that will constitute Rents from Real Property;

                    (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                    (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), provided to the NIMs Insurer, the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                    (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                    (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                    (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                    (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be


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solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section
3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with
Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 3.24. Obligations of the Master Servicer in Respect of
                       Prepayment Interest Shortfalls.

         The Master Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.


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         Section 3.25. Obligations of the Master Servicer in Respect of Mortgage
                       Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trust Administrator, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

         Section 3.26.     Reserve Fund.

         No later than the Closing Date, the Trust Administrator, on behalf of the Trustee, on behalf of the Certificateholders, shall establish and maintain with itself a separate, segregated trust account titled, "Reserve Fund, Bankers Trust Company of California, N.A., as Trust Administrator for First Union National Bank, as Trustee in trust for registered Holders of Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1." On the Closing Date, the Depositor shall deposit, or cause to be deposited, into the Reserve Fund $1,000.

         On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class AV-1 Certificates or the Mezzanine Certificates, the Trust Administrator has been directed by the Class C Certificateholders to, and therefore will, deposit into the Reserve Fund the amounts described in Section 4.01(d)(viii), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class AV-1 Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class AV-1 Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trust Administrator shall deposit into the Reserve Fund on behalf of the Class C Certificateholders, from amounts otherwise distributable to the Class C Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

         For federal and state income tax purposes, the Class C Certificateholders shall be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Class AV-1 Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Administrator and distributed to the Class C Certificateholders or their designees. The Reserve Fund will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class AV-1 Certificates or the Mezzanine


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Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         By accepting a Class C Certificate, each Class C Certificateholder shall be deemed to have directed the Trust Administrator, and the Trust Administrator shall pursuant to such direction, deposit into the Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trust Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Reserve Fund is received by the Trust Administrator, the Trust Administrator shall invest the funds in such account in Permitted Investments managed by the Trust Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments. Notwithstanding the foregoing, any funds in the Reserve Fund shall be invested in Bankers Trust's Institutional Cash Management Fund 1679.

         For federal tax return and information reporting, the right of the Holders of the Class AV-1 Certificates and the Holders of the Mezzanine Certificates to receive payments from the Reserve Fund in respect of any Net Wac Rate Carryover Amount shall be assigned a value of zero.

         Section 3.27.     Advance Facility.

         (a) The Trust Administrator, on behalf of the Trustee and the Trust Fund, at the direction of the Master Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trust Administrator shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the Advancing Person's statement


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with respect to the Section of this Agreement that permits the applicable
Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

         (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under
Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trust Administrator is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.

         (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         Section 3.28.     PMI Policy; Claims Under the PMI Policy.

         Notwithstanding anything to the contrary elsewhere in this Article III, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy.
The Master Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.





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                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01.     Distributions.

         (a)(I) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of Group I Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) CONCURRENTLY, to the holders of the Group I Certificates, the related Monthly Interest Distributable Amount for such Certificates and the Unpaid Interest Shortfall Amount, if any, for such Certificates, in each case on a PRO RATA basis based on the entitlement of each such class pursuant to this clause (i); and

                  (ii) to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

         (II) On each Distribution Date the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

                  (i) CONCURRENTLY, to the holders of the Group II Certificates, the related Monthly Interest Distributable Amount for such Certificates and the Unpaid Interest Shortfall Amount, if any, for such Certificates, in each case on a pro rata basis based on the entitlement of each such class pursuant to this clause (i); and

                  (ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

         (III) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(I) and (II) above, the Trust Administrator shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date.

                  (i) to the Holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;


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                  (ii) to the Holders of the Class M-2 Certificates, the Monthly
         Interest Distributable Amount allocable to such Certificates; and

                  (iii) to the Holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates.

         (b)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Class A Certificates in Certificate Group I shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount in the following amounts and order of priority:

                  (i) first, to the holders of the Group I Certificates, allocated among the classes of Group I Certificates as described in
         Section 4.01(e), until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) second, to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(b)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Principal Distribution Amount.

         (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Class A Certificates in Certificate Group II shall be entitled to receive distributions in respect of principal to the extent of the Group II Principal Distribution Amount in the following amounts and order of priority:

                  (i) first, to the holders of the Group II Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(b)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Principal Distribution Amount.

         (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date in the following amounts and order of priority:

                  (i) first, to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and



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                  (iii) third, to the holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         (c)(I) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the holders of the Class A Certificates in Certificate Group I shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount in the following amounts and order of priority:

                  (i) first, to the holders of the Group I Certificates, the Group I Class A Principal Distribution Amount until the Certificate Principal Balancea thereof have been reduced to zero;

                  (ii) second, to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Principal Distribution Amount.

         (II) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the holders of the Class A Certificates in Certificate Group II shall be entitled to receive distributions in respect of principal to the extent of the Group II Principal Distribution Amount in the following amounts and order of priority:

                  (i) first, to the holders of the Group II Certificates, the Group II Class A Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Principal Distribution Amount.

         (III) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the holders of each class of Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date in the following amounts and order of priority:

                  (i) first, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iii) third, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.



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         (d)      On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under
         Section 4.01(b) and Section 4.01(c) above;

                  (ii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (vi) to the Holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (vii) to the Holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (viii) to the Reserve Fund, the amount of any Net WAC Rate Carryover Amount;

                  (ix) to the Holders of the Class C Certificates, the Monthly Interest Distributable Amount after amounts payable pursuant to (viii) above for such Class and any remaining Overcollateralization Release Amount for such Distribution Date;

                  (x) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (xi) any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

         On each Distribution Date, after making the distributions of the Group I Available Funds and the Group II Available Funds as described above, the Trust Administrator will withdraw from the Reserve Fund the amount on deposit therein and will distribute such amounts to the holders of the Class AV-1 Certificates and the Mezzanine Certificates in the following order and priority, in each


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case to the extent of amounts remaining in the Reserve Fund and in each case to the extent of the Net WAC Carryforward Amount for such Class for such Distribution Date: first, to the Class AV-1 Certificates; second, to the Class M-1 Certificates; third, to the Class M-2 Certificates; and fourth, to the Class M-3 Certificates. Any remaining amount shall be re-deposited into the Reserve Fund (to the extent of the required amount of $1,000).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trust Administrator to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

         Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, for so long as (i) the NIM Notes are outstanding or any amounts are reimbursable or payable to the Note Insurer under the Insurance Agreement (as defined in the Indenture) and (ii) a Note Insurer Default (as defined in the Indenture) shall not have occurred and be continuing, in connection with any amount distributable to the Holders of the Residual Certificates pursuant to clause (xi) above, to assign and transfer any such amounts, and to the extent received to pay any such amounts, to the Holders of the Class C Certificates.

         (e) The distributions to the Group I Certificates set forth in Section 4.01(b)(I)(i) and Section 4.01(c)(I)(i) shall be paid as follows: (i) first, to the holders of the Class AF-4 Certificates, the Lockout Distribution Percentage of the amount to be distributed pursuant to such subclause, until the Certificate Principal Balance of the Class AF-4 Certificates has been reduced to zero; (ii) second, to the holders of the Class AF-1 Certificates until the Certificate Principal Balance of the Class AF-1 Certificates has been reduced to zero, (iii) third, to the holders of the Class AF-2 Certificates until the Certificate Principal Balance of the Class AF-2 Certificates has been reduced to zero, (iv) fourth, to the holders of the Class AF-3 Certificates until the Certificate Principal Balance of the Class AF-3 Certificates has been reduced to zero and (v) fifth, to the holders of the Class AF-4 Certificates until the Certificate Principal Balance of the Class AF-4 Certificates has been reduced to zero.

         (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or


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Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Trust Administrator, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

         (g) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trust Administrator, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (h) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to the NIMs Insurer and each Holder on such date of such Class of Certificates a notice to the effect that:

                (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders


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concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Deutsche Bank Securities Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(h).

         (i) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both
(a) allocated to such Certificate in respect of Realized Losses pursuant to
Section 4.06 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Principal Balance of a REMIC 2 Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC 2 Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC 2 Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to this Section 4.01.

         Section 4.02.     Preference Claims.

         The Trustee and the Trust Administrator shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee or the Trust Administrator, as applicable, has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Master Servicer, the Trustee, the Trust Administrator and each Holder of the Class C Certificates and Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trustee or Trust Administrator, as indenture trustee or indenture trustee administrator, respectively, with respect to the NIM Notes or the holder of any NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

         Section 4.03.     Statements.


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         (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trust Administrator shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the Trustee and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances for the related Due
         Period;

                  (vi) the Pool Balance at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                  (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
         (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (ix) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (x) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;



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                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

                  (xiv) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

                  (xvii) the Credit Enhancement Percentage for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount for the Class AV-1 Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Regular Certificates on such Distribution Date;

                  (xx) when the Stepdown Date or a Trigger Event has occurred;

                  (xxi) the Group I Available Funds and the Group II Available Funds;

                  (xxii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass- Through Rate applicable to the Class A Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

                  (xxiii) (A) the amount of payments received related to claims under the PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the cumulative amount of payments received related to claims


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         under the PMI Policy since the Closing Date (and the number of Mortgage
         Loans to which such payments related); and

                  (xxiv) (A) the dollar amount of claims made under the PMI Policy that were denied during the Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the dollar amount of the cumulative claims made under the PMI Policy that were denied since the Closing Date (and the number of Mortgage Loans to which such denials related).

         The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Trustee and the Rating Agencies via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "http:\\www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trust Administrator shall forward to the Class R Certificateholders and the NIMs Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trust Administrator shall be deemed to have


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been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

         On each Distribution Date the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

         Section 4.04.     Remittance Reports; Advances.

         (a) Within two Business Days after the Determination Date, but in no event later than such date which would allow the Trust Administrator to submit a claim to the NIMs Insurer under the Indenture, the Master Servicer shall deliver to the NIMs Insurer, the Trust Administrator and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the Trust Administrator and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the Master Servicer Remittance Date (or, in the case of some information, as agreed between the Trust Administrator and the Master Servicer, not later than five Business Days after the beginning of every calendar month), the Master Servicer shall deliver or cause to be delivered to the Trust Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus
(ii) with respect to each REO Property (other than with respect to any REO Property relating to a Balloon Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to
Section 3.23 for distribution on such Distribution Date, plus (iii) with respect to each Balloon Loan with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, plus (iv) with respect to each REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior


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to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Group I Available Funds and the Group II Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the NIMs Insurer, the Master Servicer and the Trustee by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

         (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMs Insurer, the Depositor, the Trust Administrator and the Trustee.

         Section 4.05.     Distributions on the REMIC Regular Interests.



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         (a) On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (i) first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1 Regular Interest LT1H, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1J and REMIC 1 Regular Interest LT1P, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1J shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1J Uncertificated Accrued Interest Deferral Amount; and

                  (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1A, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest LT1B,
                  REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest
                  LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular
                  Interest LT1F, REMIC 1 Regular Interest LT1G, REMIC 1
                  Regular Interest LT1H and REMIC 1 Regular Interest LT1I, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 1 Regular Interest LT1J,
                  1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

                           (d) to the Holders of REMIC 1 Regular Interest LT1P,
                  on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; then

                           (e) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest);



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provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1J, respectively.

         Section 4.06.     Allocation of Realized Losses.

         (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the NIMs Insurer, the Trust Administrator and the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

         (b) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(ix). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         (c) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1J up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the


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Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A and REMIC 1
Regular Interest LT1J up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 1%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1I and REMIC 1 Regular Interest LT1J, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1I has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1H and REMIC 1 Regular Interest LT1J, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1H has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1G and REMIC 1 Regular Interest LT1J, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1G has been reduced to zero.

         Section 4.07.     Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

         Section 4.08.     Commission Reporting.

         Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering Analysis and Retrieval system, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Trust Administrator shall in accordance with industry standards file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2001, the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section.







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                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.     The Certificates.

         (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

         The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-11. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed by the Trust Administrator on behalf of the Trustee, and authenticated and delivered by the Trust Administrator, to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee or the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository


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authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee and if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, the successor trust administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         The Trust Administrator, the Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates.
Such Definitive Certificates will be issued in minimum denominations of $50,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $50,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to


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obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 5.02.   Registration of Transfer and Exchange of Certificates.

         (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with the initial transfer of any Class C Certificate, Class P Certificate or Class R Certificates by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the Depositor of which is an affiliate of the Seller) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trust Administrator, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trust Administrator, the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee or the Depositor or (ii) the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor, the Trust Administrator and the Trustee certifying to the Depositor, the Trust Administrator and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) Each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), as amended by PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such


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Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         No transfer of a Class C Certificate, Class P Certificate or Class R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trust Administrator, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trust Administrator, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Each transferee of a Class C Certificate, Class P Certificate or Class R Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the initial transfer of any Class C Certificate, Class P Certificate or Class R Certificates by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the Depositor of which is an affiliate of the Seller).

         If any Class C Certificate, Class P Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding .

         (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:


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                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trust Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           A. an affidavit in the form of Exhibit K hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trust Administrator received the documents specified in clause (iii). The Trust Administrator shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trust Administrator shall be distributed and delivered by the Trust Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trust Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trust


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         Administrator to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trust Administrator determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trust Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trust Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trust Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the NIM Notes or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12, the Trust Administrator on behalf of the Trustee shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trust Administrator on behalf of the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



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         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trust Administrator and disposed of pursuant to its standard procedures.

         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Trust Administrator and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator, on behalf of the Trustee, shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trust Administrator) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons Deemed Owners.

         The Master Servicer, the Depositor, the Trustee, the Trust Administrator and any agent of the Master Servicer, the Depositor, the Trustee, the Trust Administrator may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust Administrator, the Trustee nor any agent of any of them shall be affected by notice to the contrary.






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                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01.     Liability of the Master Servicer and the Depositor.

         The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

         Section 6.02. Merger or Consolidation of the Depositor or the Master Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the NIM Notes, the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Trust Administrator).

         Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

         None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director,


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officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

         Section 6.04.     Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trust Administrator and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trust Administrator) that such resignation will not cause such Rating Agency to reduce the then current rating of the NIM Notes, the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not


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prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

         Section 6.05.   Rights of the Depositor in Respect of the Master
                         Servicer.

         The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMs Insurer, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMs Insurer, the Trust Administrator and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMs Insurer, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMs Insurer, the Trust Administrator, the Trustee or the Trust Fund, and in either case, the Depositor, the NIMs Insurer, the Trust Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.




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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.     Master Servicer Events of Default.

         "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement (or, if the Master Servicer is the Seller, the failure of the Seller to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to the Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or



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                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.04 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

         If a Master Servicer Event of Default described in clauses (i) through
(vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMs Insurer and the Master Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Trust Administrator shall, by notice in writing to the NIMs Insurer, the Master Servicer, the Trustee and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be


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entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, each of the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee or the Trust Administrator, as applicable, assigned to and working in the Trustee's or the Trust Administrator's, as the case may be, Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee or the Trust Administrator, as applicable, and such notice references the Certificates, REMIC 1 or this Agreement.

         The Trustee or the Trust Administrator, as applicable, shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or the Trust Administrator to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Trust Administrator, as applicable, to service the Mortgage Loans properly and effectively.

         Section 7.02.     Trust Administrator to Act; Appointment of Successor.

         (a) On and after the time the Master Servicer receives a notice of termination, the Trust Administrator shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trust Administrator (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trust Administrator is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trust Administrator shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trust Administrator shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation).
Notwithstanding anything herein to the contrary, in no event shall the Trust Administrator be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein. Notwithstanding the above and subject to the next paragraph, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so


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request in writing to the Trust Administrator promptly appoint or petition a court of competent jurisdiction to appoint, an established Mortgage Loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMs Insurer as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

         No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trust Administrator, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trust Administrator shall act in such capacity as hereinabove provided.

         Upon removal or resignation of the Master Servicer, the Trust Administrator, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trust Administrator, the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trust Administrator, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trust Administrator with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trust Administrator, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale.

         (b) If the Master Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trust Administrator shall upon notice of such prohibition, regardless of whether it has received a notice of termination under
Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator shall be obligated to make such advance only if (i) such advance, in the


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good faith judgment of the Trust Administrator can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trust Administrator at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

         Section 7.03.     Notification to Certificateholders.

         (a) Upon any termination of the Master Servicer pursuant to Section
7.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the NIMs Insurer.

         (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trust Administrator shall transmit by mail to all Holders of Certificates and to the NIMs Insurer notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

         Section 7.04.     Waiver of Master Servicer Events of Default.

         The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.



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                                  ARTICLE VIII

                     THE TRUSTEE AND THE TRUST ADMINISTRATOR

         Section 8.01.     Duties of Trustee and Trust Administrator.

         Each of the Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

         Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trust Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trust Administrator's satisfaction, the Trust Administrator will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trust Administrator nor the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as applicable, was negligent in ascertaining the pertinent facts; and


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                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, or exercising any trust or power conferred upon the Trustee or the Trust Administrator, under this Agreement.

         Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) Each of the Trustee and the Trust Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

                  (ii) Each of the Trustee and the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report,


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         notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

                  (vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

                  (viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as applicable, performance in accordance with the provisions of this Agreement.)

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         Section 8.03. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, on behalf of the Trustee, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in
Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes


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any responsibility for their correctness. Neither the Trustee nor the Trust
Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee, or the Trust Administrator on behalf of the Trustee, and authentication of the Trustee or the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.

         Section 8.04.     Trustee and Trust Administrator May Own Certificates.

         Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer or their Affiliates.

         Section 8.05.   Trustee's and Trust Administrator's Fees and Expenses.

         (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account. In addition, to such interest earnings, the compensation to be paid to the Trust Administrator in respect of its obligations under this Agreement will be the amounts paid by the Seller pursuant to a letter agreement between the Trust Administrator and the Seller. The principal compensation to be paid to the Trustee in respect of its obligations under this Agreement will be the amounts paid by the Trust Administrator pursuant to a letter agreement between the Trustee and the Trust Administrator.

         Each of the Trustee and the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by REMIC 1 and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article X hereof. Any amounts payable to the Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, in respect of the indemnification provided by this paragraph (a), or


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pursuant to any other right of reimbursement from the Trust Fund that the
Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator, from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Trust Administrator.

         As a limitation on the foregoing with respect to certain expenses of the Trustee and the Trust Administrator, each of the Trustee and the Trust Administrator shall receive from REMIC 1 amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, "Third Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). Neither the Trustee nor the Trust Administrator shall have any obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The Certificateholders shall hold each of the Trustee and the Trust Administrator harmless for any consequences to such Certificateholders resulting from any failure of the Trustee or the Trust Administrator to incur any such additional expenses in excess of the aforementioned aggregate limit.

         (b) The Master Servicer agrees to indemnify the Trustee and the Trust Administrator from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as the case may be. Any payment hereunder made by the Master Servicer to the Trustee or the Trust Administrator shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

         (c) The Trust Administrator shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

         Section 8.06. Eligibility Requirements for Trustee and Trust Administrator.

         Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.


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         Section 8.07.     Resignation or Removal of Trustee and the Trust
                           Administrator.

         Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMs Insurer, the Depositor, the Master Servicer, the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor trustee or trust administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Master Servicer by the Depositor. If no successor trustee or trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator, as applicable.

         If at any time the Trustee or Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor trustee or trust administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Trust Administrator, as the case may be, so removed and to the successor trustee or trust administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Master Servicer by the Depositor.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence.
For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee, assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.



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         Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor trustee or trust administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or trust administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed and shall be entitled to receive any fees that would have otherwise been payable to the Trust Administrator hereunder. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

         Section 8.08.     Successor Trustee.

         Any successor trustee or trust administrator appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and to its predecessor trustee or trust administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective and such successor trustee or trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or trust administrator herein. The predecessor trustee or trust administrator shall deliver to the successor trustee or trust administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or trust administrator all such rights, powers, duties and obligations.

         No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or trust administrator shall be eligible under the provisions of Section
8.06 and the appointment of such successor trustee or trust administrator shall not result in a downgrading of the NIM Notes or any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or trust administrator, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09.     Merger or Consolidation of Trustee or Trust
                           Administrator.

         Any corporation or association into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as


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the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1 or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1, and to vest in such Person or Persons, in such capacity, such title to REMIC 1, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.



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         Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.     Appointment of Custodians.

         The Trust Administrator may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trust Administrator, by entering into a Custodial Agreement. The Trust Administrator shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trust Administrator, the consent to which shall not be unreasonably withheld. The Trust Administrator shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trust Administrator hereunder.

         Section 8.12.     Appointment of Office or Agency.

                  The Trust Administrator will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

         Section 8.13. Representations and Warranties of the Trustee and the Trust Administrator.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Master Servicer, the Depositor and the Trustee or the Trust Administrator, as applicable, as of the Closing Date, that:

                  (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate the Trustee's or the Trust Administrator's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any


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         material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) this Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee and the Trust Administrator, enforceable against the Trustee and the Trust Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.



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                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trust Administrator and the Trustee (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer to provide for and the Trust Administrator to make payments in respect of the REMIC 1 Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property in both Loan Groups remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1 shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01) plus any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMs Insurer for all amounts paid under the NIMs Policy and any other amounts reimbursable or otherwise payable to the NIMs Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

         (b) The Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMs Insurer shall have the right (the party exercising such right, the "Terminator") to purchase all of the Mortgage Loans and each REO Property in both Loan Groups remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer


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any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

         (c) Notice of the liquidation of the REMIC 1 Regular Interests shall be given promptly by the Trust Administrator by letter to Certificateholders mailed
(a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 1 Regular Interests or the Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC 1 by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trust Administrator by a Servicing Officer of the making of such final deposit, the Trust Administrator shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section
4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non- tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning


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surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Deutsche Bank Securities Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

         Section 9.02.     Additional Termination Requirements.

         (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to REMIC 1's and REMIC 2's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator shall sell all of the assets of REMIC 1 to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         (b) At the expense of the Terminator, the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each of REMIC 1 and REMIC 2 pursuant to this Section 9.02.

         (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each of REMIC 1 and REMIC 2, which authorization shall be binding upon all successor Certificateholders.






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                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

         (a) The Trust Administrator shall elect to treat each of REMIC 1 and REMIC 2 as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued copies of which forms and returns shall promptly be furnished by the Trust Administrator to the NIMs Insurer. For the purposes of the REMIC election in respect of REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interests shall be designated as the Residual Interests in REMIC 1. The REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interests shall be designated as the Residual Interests in REMIC 2. The Class A Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC
2. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC 1 or REMIC 2 (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of REMIC 1 and REMIC 2 within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trust Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any of REMIC 1 or REMIC 2 that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The Trust Administrator, as agent for all of REMIC 1's and REMIC 2's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any of REMIC 1 or REMIC 2 and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trust Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.


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         (d) The Trust Administrator shall prepare, and deliver to the Trustee in a timely manner and the Trustee shall sign and file in a timely manner all of the Tax Returns in respect of each REMIC created hereunder copies of which Tax Returns it shall promptly furnish to the NIMs Insurer. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

         (e) The Trust Administrator shall perform on behalf of each of REMIC 1 and REMIC 2 all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC 1 and REMIC 2. The Master Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMs Insurer.

         (f) The Trustee and the Trust Administrator shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trust Administrator, to the extent reasonably requested by the Trust Administrator to do specific actions in order to assist in the maintenance of such status). Neither the Trust Administrator nor the Trustee shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC 1 or REMIC 2 as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Trust Administrator and the NIMs Insurer have received an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the NIMs Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any of REMIC 1 or REMIC 2, endanger such status or


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



result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. The Trustee and the Trust Administrator shall deliver to the NIMs Insurer a copy of any such advice or opinion. In addition, prior to taking any action with respect to REMIC 1 or REMIC 2 or the respective assets of each, or causing REMIC 1 or REMIC 2 to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC 1 or REMIC 2, and the Master Servicer shall not take any such action or cause either REMIC 1 or REMIC 2 to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee and the Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator, as applicable. At all times as may be required by the Code, the Trust Administrator or the Trustee will ensure that substantially all of the assets of both REMIC 1 will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X,
(iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) On or before April 15 of each calendar year, commencing April 15, 2001, the Trustee shall deliver to the Master Servicer, the NIMs Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trust Administrator stating the Trust Administrator's compliance with this Article X.

         (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC 1 and REMIC 2 on a calendar year and on an accrual basis.



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         (j) Following the Startup Day, neither the Trustee nor the Trust
Administrator shall accept any contributions of assets to any of REMIC 1 or REMIC 2 other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) None of the Trust Administrator, the Trustee or the Master Servicer shall enter into any arrangement by which REMIC 1 or REMIC 2 will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         Section 10.02.             Prohibited Transactions and Activities.

         None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for any of REMIC 1 or REMIC 2 (other than REO Property acquired in respect of a defaulted Mortgage
Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any of REMIC 1 or REMIC 2 after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMs Insurer have received an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the NIMs Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of REMIC 1 or REMIC 2 as a REMIC or (b) cause any of REMIC 1 or REMIC 2 to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.03. Master Servicer, Trust Administrator and Trustee Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trust Administrator for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trust Administrator, as a result of a breach of the Trustee's covenants set forth in this Article X.

         (b) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the Trust Administrator's covenants set forth in this
Article X.



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         (c) The Master Servicer agrees to indemnify the Trust Fund, the
Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in
Article III or this Article X.

         (d) The Depositor agrees to indemnify the Trust Fund, the Master Servicer, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Master Servicer, the Trust Administrator or the Trustee, as a result of a breach of the Depositor's covenants set forth in this
Article X.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Trustee and, if applicable, the Custodian, subject, in the case of any amendment or modification which affects any right, benefit, duty or obligation of the NIMs Insurer, to the consent of the NIMs Insurer without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Trust Administrator, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee subject, in the case of any amendment or modification which affects any right, benefit, duty or obligation of the NIMs Insurer, to the consent of the NIMs Insurer, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Without limiting the provisions of this Sections 11.01, the amendment to any of the following provisions shall be deemed to affect the rights, benefits, duties or obligations of the NIMs Insurer and therefore require the consent of the NIMs Insurer: Sections 2.02, 2.03(a), 2.03(d), 2.03(e), 2.05, 2.11(a), 2.11(b), 3.07, 3.19, 3.20, 3.21, 3.22, 3.23, 4.03, 4.04, 4.05, 6.05,
10.01(f), 10.01(h) and 11.02, 11.05 of this Agreement.



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         Notwithstanding any contrary provision of this Agreement, the Trustee and the Trust Administrator shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any of REMIC 1 or REMIC 2 pursuant to the REMIC Provisions or cause any of REMIC 1 or REMIC 2 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or Trust Administrator.

         Each of the Trustee and the Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02.             Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.



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         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03 each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1100 Town & Country Road, Suite 1600, Orange, California 92868, Attention:
General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Trust Administrator and the Trustee in writing by the Master Servicer, (b) in the case of the Trust Administrator, Bankers Trust Company of California, N.A., 1761 St. Andrew Place, Santa Anna, California 92705-4934, Attention: Securities Administration Services (telecopy number (714) 247-6000, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer and the Trustee in writing by the Trust Administrator, (c) in the case of the Trustee, First Union National Bank, 401 South Tryon


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Street, Charlotte, North Carolina 28288, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Trust Administrator and the Master Servicer in writing by the Trustee, (d) in the case of the Depositor, Long Beach Securities Corp., 1100 Town & Country Road, Suite 1600, Orange California 92868, Attention: General Counsel (telecopy number: (714) 543-
6847), or such other address or telecopy number as may be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Depositor and (e) in the case of the NIMs Insurer, Radian Insurance Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103, Attention: General Counsel (telecopy number: (215) 564-5282). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 11.06.        Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07.     Notice to the Rating Agencies and the NIMs Insurer.

         The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

                    1. Any amendment to this Agreement;

                    2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                    3. The resignation or termination of the Master Servicer, the Trust Administrator or the Trustee;

                    4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                    5. The final payment to the Holders of any Class of Certificates;

                    6. Any change in the location of the Collection Account or the Distribution Account;



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                    7. The Trustee or Trust Administrator, as applicable, were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

                    8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

         (b) In addition, the Trust Administrator shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                    1. each annual statement as to compliance described in
                    Section 3.20 hereof;

                    2. each annual independent public accountants' servicing report described in Section 3.21 hereof; and

         Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Long Beach Mortgage Loan Trust 2000-4; Fitch, Inc., One State Street Plaza, New York, New York 10004, Standard & Poor's Ratings Services, Inc., 55 Water Street, New York, New York 10004 and the NIMs Insurer at the addressed provided in Section 11.05.

         Section 11.08.             Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 11.09.             Third Party Rights.

         The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the extent of its rights specified herein and shall be entitled to enforce such rights, in each case, as if it were a party hereto.

         Section 11.10.             Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance


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provided for in Section 2.01 hereof shall be deemed to be a grant by the
Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obliga tions described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.



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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trust
Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                         LONG BEACH SECURITIES CORP.,
                                           as Depositor


                                         By: /s/ Jeffery A Sorensen
                                             ----------------------------------
                                         Name:   Jeffery A Sorensen
                                         Title:  Vice President


                                         LONG BEACH MORTGAGE COMPANY,
                                           as Master Servicer

                                         By: /s/ Jeffery A Sorensen
                                             ----------------------------------
                                         Name:   Jeffery A Sorensen
                                         Title:  Vice President


                                         BANKERS TRUST COMPANY OF
                                         CALIFORNIA,
                                         N.A.,
                                           as Trust Administrator

                                         By: /s/ Ronaldo Reyes
                                             ----------------------------------
                                         Name:   Ronaldo Reyes
                                         Title:  Associate


                                         FIRST UNION NATIONAL BANK,
                                           as Trustee

                                         By: /s/ Bryon M. Timm
                                             ----------------------------------
                                         Name:  Bryon M. Timm
                                         Title: Assistant Vice President




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



STATE OF       )
               ) ss.:
COUNTY OF      )


         On the ___th day of December, 2000 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.






                                             ----------------------------------
                                                       Notary Public

STATE OF        )
                ) ss.:
COUNTY OF       )

         On the ___th day of December, 2000 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ----------------------------------
                                                       Notary Public

STATE OF          )
                  ) ss.:
COUNTY OF         )

         On the ___th day of December, 2000 before me, a notary public in and for said State, personally appeared _______________, known to me to be a ____________________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.






                                             ----------------------------------
                                                       Notary Public

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___th day of December, 2000 before me, a notary public in and for said State, personally appeared _______________, known to me to be a ____________________ of First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.






                                             ----------------------------------
                                                       Notary Public

                            CLASS A[__] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $[__]

Original Class Certificate
Principal Balance of this Class        :      $[__]

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      [__]

CUSIP                                  :      [__]

Class                                  :      A[__]

Assumed Maturity Date                  :      December 2030



                                      A-1-1

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                   Class A[__]

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A[__] Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A[__] Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A[__] Certificate (obtained by dividing the Denomination of this Class A[__] Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A[__] Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A[__] Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A[__] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A[__] Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-1-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                                   LONG BEACH MORTGAGE LOAN TRUST 2000-1

                                   By:      BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.
                                            not in its individual capacity, but
                                            solely as Trust Administrator

                                   By__________________________________________

This is one of the Class A[__] Certificates referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trust Administrator




                                      A-1-3

                      [Reverse of Class A[__] Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-1-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-1-7

                             CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



                                      A-2-1

Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2000

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $[__]

Original Class Certificate
Principal Balance of this Class        :      $[__]

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      Variable

CUSIP                                  :      [__]

Class                                  :      M-1

Assumed Maturity Date                  :      December 2030




                                      A-2-2

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-2-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                                   LONG BEACH MORTGAGE LOAN TRUST 2000-1

                                   By:      BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.
                                            not in its individual capacity, but
                                            solely as Trust Administrator


                                   By__________________________________________

This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trust Administrator




                                      A-2-4

                       [Reverse of Class M-1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-2-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-2-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-2-8

                             CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



                                      A-3-1

Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $[__]

Original Class Certificate
Principal Balance of this Class        :      $[__]

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      Variable

CUSIP                                  :      [__]

Class                                  :      M-2

Assumed Maturity Date                  :      December 2030



                                      A-3-2

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-3-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                                   LONG BEACH MORTGAGE LOAN TRUST 2000-1

                                   By:      BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.
                                            not in its individual capacity, but
                                            solely as Trust Administrator


                                   By__________________________________________

This is one of the Class M-2 Certificates referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trust Administrator




                                      A-3-4

                       [Reverse of Class M-2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-3-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-3-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-3-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-3-8

                             CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



                                      A-4-1

Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $[__]

Original Class Certificate
Principal Balance of this Class        :      $[__]

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      Variable

CUSIP                                  :      [__]

Class                                  :      M-3

Assumed Maturity Date                  :      December 2030



                                      A-4-2

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-4-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                                   LONG BEACH MORTGAGE LOAN TRUST 2000-1

                                   By:      BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.
                                            not in its individual capacity, but
                                            solely as Trust Administrator


                                   By__________________________________________

This is one of the Class M-3 Certificates referenced in the within-mentioned Agreement


By___________________________________________
         Authorized Signatory of
         Bankers Trust Company of California,
         N.A., as Trust Administrator




                                      A-4-4

                       [Reverse of Class M-3 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-4-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-4-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-4-8

                              CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.




                                      A-5-1

Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $[__]

Original Class Certificate
Principal Balance of this Class        :      $[__]

Initial Notional Amount of this
Certificate ("Denomination")
                                       :      $[--]

Original Notional Amount of
this Class                             :      $[__]

Percentage Interest                    :      100.00%

Class                                  :      C





                                      A-5-2

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Long Beach Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      A-5-3

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.



                                      A-5-4

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                         LONG BEACH MORTGAGE LOAN TRUST 2000-1

                         By:      BANKERS TRUST COMPANY OF
                                  CALIFORNIA, N.A.,
                                  not in its individual capacity, but solely as Trust Administrator


                         By____________________________________________________


This is one of the Class C Certificates
referenced in the within-mentioned Agreement


By___________________________________________
         Authorized Signatory of
         Bankers Trust Company of California,
         as Trust Administrator




                                      A-5-5

                        [Reverse of Class C Certificate]

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-5-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-5-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-5-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-5-9

                               CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.




                                      A-7-1

Certificate No.                        :      1

Cut-off Date                           :      With respect to any Mortgage Loan,
                                              the later of (i) the date of
                                              origination of such Mortgage Loan
                                              or (ii) December 1, 2000

First Distribution Date                :      January 22, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $100.00

Original Class Certificate
Principal Balance of this Class        :      $100.00

Percentage Interest                    :      100.00%

Class                                  :      P





                                      A-7-2

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Long Beach Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does


                                      A-7-3
hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.



                                      A-7-4

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                         LONG BEACH MORTGAGE LOAN TRUST 2000-1

                         By:      BANKERS TRUST COMPANY OF
                                  CALIFORNIA, N.A.,
                                  not in its individual capacity, but solely as Trust Administrator


                         By____________________________________________________


This is one of the Class P Certificates
referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trust Administrator




                                      A-7-5

                        [Reverse of Class P Certificate]

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                      A-7-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-7-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-7-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-7-9

                              CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                         :    1

Cut-off Date : With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) December 1, 2000

First Distribution Date                 :    January 22, 2001

Percentage Interest                     :    100.00%

Class                                        R





                                      A-8-1

                      Long Beach MORTGAGE LOAN TRUST 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Long Beach Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Charlotte, North Carolina.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does


                                      A-8-2
hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.




                                      A-8-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December __, 2000

                         LONG BEACH MORTGAGE LOAN TRUST 2000-1

                         By:      BANKERS TRUST COMPANY OF
                                  CALIFORNIA, N.A.
                                  not in its individual capacity, but solely as Trust Administrator


                         By____________________________________________________


This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trust Administrator




                                      A-8-4

                        [Reverse of Class R Certificate]

                      Long Beach Mortgage Loan Trust 2000-1
                           Asset-Backed Certificates,
                                  Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month or, if such 21st day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                      A-8-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Trust Administrator and any agent of the Depositor or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trust Administrator nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2030.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-8-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

                                   _____________________________________
                                   Signature by or on behalf of assignor



                                      A-8-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to _______________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-8-8

                                    EXHIBIT B
                                   [RESERVED]

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated December 12, 2000, between Long Beach Securities Corp., a Delaware corporation (the "Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the "Seller").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool constituting the trust fund. The trust fund will be evidenced by fixed rate and floating rate asset backed certificates designated as Long Beach Mortgage Loan Trust, Series 2000-1 (the "Certificates"). The Certificates will consist of eleven classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, First Union National Bank as trustee, Bankers Trust Company of California, N.A. as trust administrator and the Seller as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before December 15, 2000 (the "Closing Date"), certain fixed-rate and adjustable-rate conventional residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on December 1, 2000 (the "Cut-off Date") of approximately $1,000,000,594.71, after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                  In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8,
(i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net sale proceeds of the Class A Certificates and the Mezzanine Certificates and (ii) will have delivered to Long Beach Asset

Holdings Corp. upon the order of the Seller the Class C Certificates, the Class P Certificates and the Class R Certificates (the "Long Beach Certificates").

                  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                  Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Mortgage Loans (other than Sections 17 and 18 hereof), together with its rights under this Agreement.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and immediately transferred to the Trustee. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                           (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of First Union National Bank as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

                           (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                           (iii)    an original Assignment executed in blank;

                           (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                           (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                           (vi) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

                  The Seller shall promptly (and in no event later than thirty
(30) Business Days, subject to extension upon a mutual agreement between the Seller and the Purchaser), following the later of the Closing Date and the date of receipt by the Seller of recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in clause (iii) above in the following form: "First Union National Bank, as Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee, the Trust Administrator, the NIMs Insurer and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Trust Administrator, the NIMs Insurer and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Seller, in the manner described above, at no expense to the Trust Fund, the Trustee or the Trust Administrator, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                  If any document referred to in Section 4(b)(ii), Section 4(b)(iii) or Section 4(b)(iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Purchaser of a copy of each such document certified by the Seller in the case of
(x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Purchaser upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement (other than Sections 17 and 18 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Trust Administrator or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                  (e) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser, the Trust Administrator or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             SELLER.

                  The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                           (ii) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property, will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                           (iv) No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

                           (v) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                           (vi) No litigation or proceeding is pending or, to the best knowledge of the Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

                           (vii) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any affiliate of the Purchaser, the Trust Administrator or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

                           (viii) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

                           (ix) Each Mortgage Note, each Mortgage, each
         Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

                           (x) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

                           (xi) The Seller (A) is a solvent entity and is paying its debts as they become due, (B) after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the Purchaser with the intent to hinder, delay or defraud any of its creditors;

                           (xii) The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

                           (xiii) The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

                           (xiv) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller had good title to, and was the sole owner of, the Mortgage Loans, and such sale validly transfers the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER
                             RELATING TO THE INDIVIDUAL MORTGAGE LOANS.

                  The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date:

                           (i) The information set forth on the Mortgage Loan
Schedule with respect to each Mortgage Loan is complete, true and correct in all material respects;

                           (ii) The Mortgage Loan is in compliance with the
characteristics of the Mortgage Loans as set forth on Exhibit 1;

                           (iii) As of November 30, 2000, the Monthly Payment
due under each Mortgage Loan is not 30 or more days delinquent in payment and none of the Mortgage Loans will have been contractually delinquent for more than 30 days more than once during the preceding twelve months and, except as provided above, no Mortgage Loan will ever have experienced a delinquency of 60 or more days since the origination thereof;

                           (iv) Each Mortgage is a valid and enforceable first
lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of non-delinquent current real property taxes and assessments,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and
(c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           (v) Immediately prior to the assignment of the
Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

                           (vi) To the best of the Seller's knowledge, there is
no delinquent tax or assessment lien against any Mortgaged Property;

                           (vii) There is no valid offset, defense or
counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (viii) To the best of the Seller's knowledge, there
are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xii) below;

                           (ix) To the best of the Seller's knowledge, each
Mortgaged Property is free of material damage and is at least in average repair;

                           (x) Each Mortgage Loan at origination complied in all
material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                           (xi) Neither the Seller nor any prior holder of any
Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Trust Administrator or the Custodian as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                           (xii) A lender's policy of title insurance together
with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Group II Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the Cut-off Date, or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and Trustee will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                           (xiii) Each Mortgage Loan was originated by the
Seller (or, if generated on behalf of the Seller by a Person other than the Seller, is subject to the same standards and procedures used by the Seller in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                           (xiv) With respect to each Group II Mortgage Loan on
each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. Except for Balloon Mortgage Loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

                           (xv) To the best of the Seller's knowledge, all of
the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                           (xvi) All inspections, licenses and certificates
required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

                           (xvii) All parties which have had any interest in the
Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                           (xviii) The Mortgage Note and the related Mortgage
are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                           (xix) The proceeds of each Mortgage Loan have been
fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

                           (xx) The related Mortgage contains customary and
enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (xxi) With respect to each Mortgage constituting a
deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (xxii) There exist no deficiencies with respect to
escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

                           (xxiii) The origination, underwriting and collection
practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage servicing business. Each Mortgage Loan is currently being serviced by the Seller and has been serviced by the Seller since the date of origination of each Mortgage Loan;

                           (xxiv) There is no pledged account or other security
other than real estate securing the Mortgagor's obligations;

                           (xxv) No Mortgage Loan has a shared appreciation
feature, or other contingent interest feature;

                           (xxvi) Approximately 71.85% of the Mortgage Loans in
Loan Group I and approximately 71.89% of the Mortgage Loans in Loan Group II, by Cut-off Date Aggregate Principal Balance, provide for primary mortgage insurance;

                           (xxvii) The improvements upon each Mortgaged Property
are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (xxvii) and in clause (xxviii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                           (xxviii) If the Mortgaged Property is in an area
identified in the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                           (xxix) There is no default, breach, violation or
event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

                           (xxx) Each Mortgaged Property is improved by a one-
to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute property other than real property under state law;

                           (xxxi) There is no obligation on the part of the
Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;


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



                           (xxxii) Any future advances made prior to the Cut-off
Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                           (xxxiii) Each Mortgage Loan was underwritten in
accordance with the Seller's underwriting guidelines as described in the Prospectus Supplement as applicable to its credit grade;

                           (xxxiv) The Mortgage File contains an appraisal which
was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

                           (xxxv) None of the Mortgage Loans is a graduated
payment Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

                           (xxxvi) Except with respect to approximately ____% of
the Mortgage Loans in Loan Group I, by Cut-off Date Aggregate Principal Balance, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Seller at the time of origination of such Mortgage Loan;

                           (xxxvii) The Mortgage contains an enforceable
provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                           (xxxviii) To the best of the Seller's knowledge no
error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                           (xxxix) Each Mortgage Loan constitutes a "qualified
mortgage" within the meaning of Section 860(G)(a)(3) of the Code;

                           (xl) The information set forth in the Prepayment
Charge Schedule is complete, true and correct in all material respects at the date or dates respecting with such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that:
(1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law;

                           (xli) The Loan-to-Value Ratio for each Mortgage Loan
was no greater than 99.49% at the time of origination;

                           (xlii) The first date on which each Mortgagor must
make a payment on the related Mortgage Note is no later than 60 days from the date of this Agreement;

                           (xliii) With respect to any Mortgage Loan, the
related Mortgagor shall not fail to make the first Monthly Payment due under such Mortgage Loan by the second succeeding Due Date after the Due Date on which such Monthly Payment was due (a "First Payment Default");

                           (xliv) [Reserved];

                           (xlv) The Seller has not advanced funds, or induced,
solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loans;

                           (xlvi) There is no proceeding pending, or to best of
the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

                           (xlvii) None of the Mortgage Loans are classified as
"high cost" loans under Section 32 of the Home Ownership and Equity Protection Act of 1994;

                           (xlviii) The Seller did not select the Mortgage Loans
with the intent to adversely affect the interests of the Purchaser; and

                           (xlviv) The Seller has not received any notice that
any Mortgagor has field for any bankruptcy or similar legal protection.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION
                             AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 5
(ix), (xii) and (xiv) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee and the Trust Administrator for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trust Administrator's initial certification), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans; provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge, then in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement and any remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing Agreement.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 am New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds and delivery of the Long Beach Certificates to Long Beach Asset Holdings Corp.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Deutsche Bank Securities Inc. as representative of the several underwriters (the "Representative") and Radian Insurance Inc. (the "NIMs Insurer") may rely and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of the State of Delaware;

                  (b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Representative and the NIMs Insurer may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  (c) An Opinion of Counsel of the Seller (which may be in-house counsel of the Seller), dated the Closing Date and addressed to the Purchaser, the Representative and the NIMs Insurer;

                  (d) Such opinions of counsel as the Rating Agencies, the Representative, the Trust Administrator, the Trustee or the NIMs Insurer may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                  (e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated December 12, 2000, under the captions "Summary of Terms--Mortgage Loans," "Risk Factors," "The Mortgage Pool," and "Long Beach Mortgage Company," agrees with the records of the Seller;

                  (f) The Seller shall deliver to the Purchaser for inclusion in the Prospectus Supplement under the caption "Long Beach Mortgage Company" or for inclusion in other offering materials, such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Representative may request;

                  (g) Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates; and

                  (h) Such further information, certificates, opinions and documents as the Purchaser or the Representative may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the mortgage loans, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and the Trust Administrator, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller, the cost of obtaining the documents referred to in Section 9(e) hereof and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. SERVICING. The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

                  SECTION 12. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to (i) the Purchaser's right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1100 Town & Country Road, Suite 1650, Orange, California 92868, Attention: __________, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1100 Town & Country Road, Suite 1650, Orange, California 92868, Attention: General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 15. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 16. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 17. INDEMNIFICATION. (a) The Seller will indemnify and hold harmless each of (i) the Purchaser and (ii) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") ((i) and (ii) together, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities, to which the Indemnified Party may become subject, under the 1933 Act or otherwise, and will reimburse each Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, expenses, damage, liability or action insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated December 12, 2000 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Class A Certificates and the Mezzanine Certificates, representing interests in the Mortgage Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Class C, Class P and Class R Certificates, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Terms--Mortgage Loans," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller), "The Mortgage Pool" and "Long Beach Mortgage Company" and, with respect to any Private Placement Memorandum, any information of a comparable nature, (ii) the data files containing information with respect to the Mortgage Loans as transmitted by modem to the Purchaser by the Seller or any of its affiliates (as such transmitted information may have been amended in writing by the Seller or any of its affiliates and received by the Purchaser subsequent to transmission) specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Terms--Mortgage Loans," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller) and "The Mortgage Pool" and, with respect to any Private Placement Memorandum, any information of a comparable nature or (iii) any representation, warranty or covenant made by the Seller or any affiliate of the Seller in this Agreement and the Pooling and Servicing Agreement, on which the Indemnified Party has relied ((i) through (iii) collectively "Seller Information"), provided however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based only upon matters set forth in clause (1) above. The Seller's liability under this Section 17 shall be in addition to any other liability the Seller may otherwise have.

                  (b) The Purchaser agrees to indemnify and hold harmless the Seller, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Seller's Information and will reimburse the Seller and any controlling person for any legal or other expenses reasonably incurred by such Seller and any controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to clause 17(a) and by the Seller, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the prior written consent of the indemnified party or, if (i) such settlement does not include a statement as to, or on admission of fault, culpability or failure to act by or on behalf of the indemnified party and (ii) such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the prior written consent of the indemnified party.

                  (d) If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 17 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Seller on grounds of policy or otherwise, the Seller on the one hand and the Purchaser on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Seller on the one hand and the Purchaser on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other hand from the sale of the Mortgage Loans; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of 0.225% of the aggregate initial principal balance of the Mortgage Loans. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Seller on the one hand and the Purchaser on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Purchaser on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Seller shall be deemed to be equal to the total net proceeds from the sale (before deducting expenses) plus the value of all Certificates retained by the Seller or one of its affiliates and benefits received by the Purchaser shall be deemed to be equal to 0.225% of the aggregate initial principal balance of the Mortgage Loans. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Seller on the one hand or the Purchaser on the other hand. The Seller and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (e) the Representative shall not be required to contribute any amount in excess of the amount by which the total price at which the related Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Representative has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 17, each person, if any, who controls the Purchaser within the meaning of the Securities Act or the 1934 Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person, if any, who controls the Seller within the meaning of either the Securities Act or the 1934 Act and each director of the Seller shall have the same rights to contribution as the Seller, subject in each case to the applicable terms and conditions of this paragraph 17(e).

                  (f) The indemnity and contribution agreements contained in this Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Seller and their respective directors or officers or any person controlling the Seller, and (iii) acceptance of and payment for any of the Certificates.

                  SECTION 18. [RESERVED].

                  SECTION 19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 20. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 21. THIRD PARTY BENEFICIARY. Each of the Trustee, the Trust Administrator and the NIMs Insurer, shall be a third party beneficiary hereof (except with respect to Section 17) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 hereof. This provision shall not limit waiver, enforcement and consent powers that Radian Insurance Inc. has except as specifically agreed in a separate letter agreement between such parties or as otherwise agreed between Radian Insurance Inc. and the parties may perform in accordance with such powers. The Representative, on behalf of the underwriters, shall be a third party beneficiary hereof solely with respect to
Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                     LONG BEACH SECURITIES CORP.


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:



                                     LONG BEACH MORTGAGE COMPANY


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:

                                    EXHIBIT 1

         Pool Characteristics of the Mortgage Loans as delivered on the Closing
Date:

         All percentages set forth herein are based upon Cut-off Date Aggregate Principal Balance.

         (1) No Mortgage Loans in Loan Group I or Loan Group II had a Loan-to-Value Ratio at origination in excess of approximately 90.60% and 99.49%, respectively;

         (2) No more than approximately _____% and _____% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are related to Mortgaged Properties located in any one zip code area;

         (3) Each Mortgaged Property in Loan Group I and Loan Group II, respectively, is located in one of the states listed in the chart entitled "Geographic Distribution of the Mortgaged Properties relating to the Group I Mortgage Loans" and "Geographic Distribution of the Mortgaged Properties relating to the Group II Mortgage Loans," respectively, in the Prospectus Supplement;

         (4) No more than approximately 2.98% and 5.37% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by condominium units and all condominium Mortgage Loans have been originated on a form acceptable to Fannie Mae or Freddie Mac with such riders as have been acceptable to Fannie Mae or Freddie Mac, as the case may be;

         (5) No more than approximately 7.13% and 4.38% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by two- to four-family dwellings. No more than approximately 0.05% and 0.25% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by Town Houses. No more than approximately 6.30% and 7.00% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by Manufactured Housing. No more than approximately 6.01% and 10.70% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by dwelling units in PUDs;

         (6) No Mortgage Loan in Loan Group I or Loan Group II had a principal balance in excess of approximately $569,746 and $749,334, respectively, at origination;

         (7) Each Mortgage Loan in Loan Group I and Loan Group II has a first Due Date on or after August 1999 and December 1998, respectively, and each Group II Mortgage Loan has a next Adjustment Date no later than January 2006;

         (8) On the basis of representations made by the Mortgagors in their loan applications, no more than approximately 5.56% and 4.35% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are secured by investor properties and at least approximately 93.68% and 95.15% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, are owner-occupied Mortgaged Properties;

         (9) The Mortgage Rates borne by the Mortgage Loans in Loan Group I and Loan Group II as of the Cut-off Date ranged from approximately 8.200% and 7.500% per annum respectively,


                                       1-1
to approximately 14.975% and 15.100% per annum respectively, and the weighted average Mortgage Rate as of the Cut-off Date was approximately 10.962% and 10.762% per annum respectively;

         (10) Approximately 14.40% and 15.34% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were rate/term refinancings, approximately 53.72% and 35.39% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were cash out refinancings and approximately 31.88% and 49.27% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were made to purchase the related Mortgaged Properties;

         (11) As of the Cut-off Date, the Gross Margins for the Group II Mortgage Loans range from approximately 4.750% to 8.700% and the weighted average Gross Margin for the Group II Mortgage Loans as of the Cut-off Date was approximately 6.132%;

         (12) No less than approximately 77.54% and 80.09% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were originated by the Seller under the Seller's "Full Documentation" mortgage loan program, no more than approximately 6.60% and 4.09% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were originated by the Seller under the Seller's "Limited Documentation" mortgage loan program and no more than approximately 15.86% and 15.82% of the Mortgage Loans in Loan Group I and Loan Group II, respectively, were originated by the Seller under the Seller's "Stated Income Documentation" mortgage loan program; and

         (13) With respect to the Seller's underwriting risk categories, approximately 54.68%, 20.26%, 15.29%, 8.40% and 1.36% of the Mortgage Loans in Loan Group I constitute "A-" Risk Mortgage Loans, "B" Risk Mortgage Loans, "B-" Risk Mortgage Loans, "C" Risk Mortgage Loans and "D" Risk Mortgage Loans, respectively, and approximately 55.72%, 17.28%, 15.76%, 8.89 and 2.07% of Mortgage Loans in Loan Group II constitute "A-" Risk Mortgage Loans, "B" Risk Mortgage Loans, "B-" Risk Mortgage Loans, "C" Risk Mortgage Loans and "D" Risk Mortgage Loans, respectively.





                                       1-2

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


                                 FILED BY PAPER

                                   EXHIBIT E-1


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)



Loan Information
----------------

         Name of Mortgagor:______________________________


         Master Servicer
         Loan No.:         ______________________________


Trustee/Custodian
-----------------

         Name:             ______________________________

         Address:


         Trustee/Custodian
         Mortgage File No.:_______________________________


Depositor
---------

         Name:             LONG BEACH SECURITIES CORP.

         Address:          _______________________________


         Certificates:     Long Beach Mortgage Certificates, Series 2000-1.

                  The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Long Beach Mortgage Asset-Backed Certificates, Series 2000-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of December 1, 2000, among the Trustee, the Trust Administrator, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

(a) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trust Administrator.

(b) Mortgage recorded on _____________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________ in book/reel/docket _________________
of official records at page/image _____________.

(c) Deed of Trust recorded on ___________________ as instrument no. ________________ in the County Recorder's Office of the County of
_________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image --------------.

(d) Assignment of Mortgage or Deed of Trust to the Trust Administrator, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f) _____________________________________________

(g) _____________________________________________

(h) _____________________________________________

(i) _____________________________________________

                  The undersigned Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Administrator, solely for the purposes provided in the Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

         (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trust Administrator when the need therefor no longer exists, unless the Home Equity Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trust Administrator, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                                     LONG BEACH MORTGAGE COMPANY

                                                     By:________________________
                                                     Name:
                                                     Title:

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE HOME EQUITY LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:_____________________      BORROWER'S NAME:___________________

COUNTY:__________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLEC-TION ACCOUNT PURSUANT TO SECTION [3.10] OF THE POOLING AND SERVIC-ING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


                                               DATED:____________________
_______________________________
/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                   EXHIBIT F-1

               FORM OF TRUST ADMINISTRATOR'S INITIAL CERTIFICATION


                                           [Date]

Long Beach Securities Corp.                Long Beach Mortgage Company
1100 Town & Country Road                   1100 Town & Country Road
Orange, California 92868                   Orange, California 92868

Radian Insurance Inc.                      First Union National Bank
1601 Market Street                         Structured Finance Trust Services
Philadelphia, Pennsylvania 19103           401 South Tryon Street, NC1179,
                                             12th Floor
                                           Charlotte, North Carolina 28288-1179


    Re: Pooling and Servicing Agreement, dated as of December 1, 2000 among Long Beach Securities Corp., Long Beach Mortgage Company,
        First Union National Bank and Bankers Trust Company of California, N.A., Mortgage Loan Asset-Backed Certificates Series 2000-1
        ------------------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.02 of the Pooling and Servicing Agreement the undersigned as Trust Administrator hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling Agreement) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment) and (xvi) of the definition of "Mortgage Loan Schedule" of the Pooling Agreement accurately reflects information set forth in the Mortgage File.

         The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortage Loan.

                                            BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.

                                            By:_____________________________
                                            Name:
                                            Title:

                                   EXHIBIT F-2

                       FORM OF TRUSTEE FINAL CERTIFICATION


                                            [Date]

Long Beach Securities Corp.                 Long Beach Mortgage Company
1100 Town & Country Road                    1100 Town & Country Road
Orange, California 92868                    Orange, California 92868

Radian Insurance Inc.                       First Union National Bank
1601 Market Street                          Structured Finance Trust Services
Philadelphia, Pennsylvania 19103            401 South Tryon Street, NC1179,
                                              12th Floor
                                            Charlotte, North Carolina 28288-1179


    Re: Pooling and Servicing Agreement, dated as of December 1, 2000 among
        Long Beach Securities Corp., Long Beach Mortgage Company, First Union National Bank and Bankers Trust Company of California, N.A., Mortgage Loan Asset-Backed Certificates Series 2000-1
        -------------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trust Administrator, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                  (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of First Union National Bank, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

                  (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (c) an original Assignment in blank;

                  (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                  (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

         The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                                 BANKERS TRUST COMPANY OF
                                                 CALIFORNIA, N.A.

                                                 By:_____________________
                                                 Name:
                                                 Title:

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT
                           ---------------------------

         Personally appeared before me the undersigned authority to administer oaths, _____________________ who first being duly sworn deposes and says:
Deponent is _____________________ of __________________, successor by merger to
_________________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did
execute and deliver a promissory note in the principal amount of $___________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Bankers Trust Company of California, N.A., as trust administrator on behalf of Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates Series 2000-1, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Bankers Trust Company of California, N.A., Long Beach Securities Corp. and Long Beach Mortgage Corporation harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:_________________________
   _________________________

STATE OF                        )
                                )        SS:
COUNTY OF                       )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

______________________________
______________________________
My commission expires ______________________.

                                    EXHIBIT I
                          FORM OF ERISA REPRESENTATION

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28288

Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2000-1,
                           Asset-Backed Certificates, Series 2000-1
                           ----------------------------------------

Ladies and Gentlemen:

         ___________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates, Series 2000-1, [Class C, Class P, Class R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), First Union National Bank, a national banking association, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Trust Administrator and the Master Servicer that the following statements in either
(1) or (2) are accurate:

         _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
         (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101; or

         _____ (2) The Transferee will provide an Opinion of Counsel to the Depositor, the Trust Administrator, the Trustee and the Master Servicer which establishes to the satisfaction of the Depositor, the Trust Administrator, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement.

                  IN WITNESS WHEREOF, the Transferee executed this certificate.

                                        ________________________________
                                        [Transferee]

                                        By:_____________________________
                                        Name:
                                        Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28288

Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, California 92705

                           Re: Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates Series 2000-1
                                    ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:________________________________
                                                Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28288

Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, California 92705

                           Re: Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates Series 2000-1
                                    ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:______________________________
                                                 Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ________ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  _________ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ________ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _________ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

--------------------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____________ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ____________ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____________ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ____________ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ____________ SMALL BUSINESS INVESTMENT Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ____________ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ____________________________________
                                                Print Name of Buyer

                                        By:_________________________________
                                        Name:
                                        Title:

                                        Date:_______________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ___________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ___________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Buyer or Adviser

                                        By:_____________________________________
                                        Name:
                                        Tide:

                                        IF AN ADVISER:

                                        ________________________________________
                                                 Print Name of Buyer

                                        Date:___________________________________

                                    EXHIBIT K

                     AFFIDAVIT OF TRANSFER OF R CERTIFICATES
                           PURSUANT TO SECTION 5.02(d)

                     LONG BEACH MORTGAGE LOAN TRUST 2000-1,
                    ASSET-BACKED CERTIFICATES, SERIES 2000-1

STATE OF      )
              ) ss.:
COUNTY OF     )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Corporation, as Master Servicer (the "Master Servicer"), First Union National Bank, as Trustee (the "Trustee") and Bankers Trust Company of California, N.A. (the "Trust Administrator"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass- through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is _____________.

         9. The Transferee is a United States Person as defined in the Agreement.

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, ___.

                                        [NAME OF TRANSFEREE]

                                        By:______________________________
                                        Name:
                                        Title:

[Corporate Seal]

ATTEST:

_________________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this __ day of _______, ___.


                              ______________________________
                                         NOTARY PUBLIC

                              My Commission expires the ____ day of ____, ___.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

                           Re: Long Beach Mortgage Loan Trust 2000-1, Asset-Backed Certificates Series 2000-1
                                    ---------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        TRANSFEROR

                                        By:__________________________
                                        Name:
                                        Title:

                                   SCHEDULE I

                           PREPAYMENT PREMIUM SCHEDULE


                             AVAILABLE UPON REQUEST




                                       M-1